Exhibit 4.19

Gold Fields_Agency Agreement

AGENCY AGREEMENT

in respect of the

ZAR10,000,000,000

GOLD FIELDS LIMITED DOMESTIC MEDIUM TERM NOTE PROGRAMME

Dated 6 October 2009

entered between

GOLD FIELDS LIMITED

(as Issuer)

and

ABSA CAPITAL (a division of Absa Bank Limited)

(as Paying Agent)

and

ABSA CAPITAL (a division of Absa Bank Limited)

(as Transfer Agent)

TABLE OF CONTENTS

1	INTERPRETATION	4

2	INTRODUCTION	16

3	APPOINTMENT AS TRANSFER AGENT	17

4	APPOINTMENT AS CALCULATION AGENT	18

5	APPOINTMENT OF PAYING AGENT	19

6	REGISTER	19

7	sub-register	21

8	TRANSFER OF NOTES	23

9	ISSUE OF GLOBAL CERTIFICATES	24

10	ISSUE OF INDIVIDUAL CERTIFICATES	26

11	TERMS OF ISSUE OF CERTIFICATES	28

12	PAYMENTS	30

13	EXCHANGEABLE NOTES	35

14	DETERMINATIONS AND NOTIFICATIONS IN RESPECT OF NOTES	35

15	INTEREST DETERMINATION INCLUDING FALLBACK PROVISIONS	37

16	NOTICE OF WITHHOLDING OR DEDUCTION	41

17	DUTIES OF THE TRANSFER AGENT IN CONNECTION WITH EARLY REDEMPTION	41

18	RECEIPT AND PUBLICATION OF NOTICES	44

19	CANCELLATION OF NOTES	44

20	EXCHANGE OR REPLACEMENT OF CERTIFICATES	46

21	COPIES OF DOCUMENTS AVAILABLE FOR INSPECTION	48

22	MEETINGS OF NOTEHOLDERS	49

23	COMMISSIONS AND EXPENSES	49

24	INDEMNITY	50

25	TERMS AND CONDITIONS OF APPOINTMENT	51

26	CHANGES IN AGENTS	54

27	MERGER AND CONSOLIDATION	59

28	CHANGE OF SPECIFIED OFFICE	60

29	NOTICES	60

30	TAXES AND STAMP DUTIES	61

31	OTHER COSTS	61

32	AMENDMENTS	62

33	GOVERNING LAW AND SUBMISSION TO JURISDICTION	62

34	DISPUTE RESOLUTION	63

35	COUNTERPARTS	63

ANNEXES

SCHEDULE 1:	TERMS AND CONDITIONS OF THE NOTES

SCHEDULE 2:	FORM OF NOTES

SCHEDULE 3:	PRICING SUPPLEMENT

SCHEDULE 4:	PROVISIONS FOR MEETINGS OF NOTEHOLDERS

SCHEDULE 5:	FORM OF PUT NOTICE

SCHEDULE 6	BANKING DETAILS

APPENDIX A:	ACCESSION LETTER (TRANSFER AGENT)

APPENDIX B:	FORM OF CALCULATION AGENCY AGREEMENT

APPENDIX C:	ACCESSION LETTER (PAYING AGENT)

1	INTERPRETATION

1.1	Terms and expressions defined in the Programme Agreement not otherwise defined in this Agreement shall have the same meanings in this Agreement, except where the context otherwise requires or otherwise defined in this Agreement.

1.2	Without prejudice to the foregoing and unless the context otherwise requires, terms used in this Agreement and in the Schedules and Appendices hereto shall have the meanings given to them as follows:

1.2.1	“Absa Capital” means Absa Capital, a division of Absa Bank Limited, Registration Number 1986/004794/06, a registered bank and public company with limited liability incorporated in South Africa;

1.2.2	“Agreement” means this amended and restated agreement and appendices and schedules hereto;

1.2.3	“Applicable Pricing Supplement” means the Pricing Supplement relating to each Tranche of Notes;

1.2.4	“Applicable Procedures” means the rules and operating procedures for the time being of the Central Securities Depository, Settlement Agents, the bond market of the JSE and or any such other relevant financial exchange, as the case may be;

1.2.5	“Beneficial Interest” means the undivided share of a co-owner of the Notes represented by a Global Certificate or held in uncertificated form, as provided in section 41 of the Securities Services Act, 2004;

1.2.6	“Business Day” means a day (other than a Saturday or Sunday or public holiday within the meaning of the Public Holidays Act, 1994) which is a day on which commercial banks settle ZAR payments in Johannesburg or any Additional Business Centre specified in the Applicable Pricing Supplement save that if the Applicable Pricing Supplement so provides, “Business Day” shall include a Saturday;

1.2.7	“Calculation Agent” means such entity appointed by the Issuer as Calculation Agent either in respect of the Programme or a Tranche or Series of Notes issued under the Programme pursuant to the execution of a Calculation Agency Agreement in the form of Appendix B to this Agreement;

1.2.8	“Central Securities Depository” means Strate Limited (registration number 1998/022242/06), operating as a central securities depository duly licensed as such in terms of the Securities Services Act, 2004, or any successor thereto;

1.2.9	“Certificates” means Global Certificates or Individual Certificates;

1.2.10	“Dealers” means Absa Capital, Nedbank Capital and/or any other additional Dealer appointed under the Programme Agreement from time to time, which appointment may be for a specific issue of Notes or on an ongoing basis;

1.2.11	“Designated Maturity” has the meaning given to that expression in the ISDA Definitions specified in the Applicable Pricing Supplement;

1.2.12	“Financial Exchange” means the bond market of the JSE or its successor and any other or future exchange or exchanges duly licensed to operate as such in terms of the Securities Services Act, 2004, on which any Notes are listed, and references in this Agreement to the “Relevant Financial Exchange” shall, in relation to any Notes, be references to the exchange, stock exchange or exchanges or stock exchanges on which such Notes are from time to time, or are intended to be, listed;

1.2.13	“FirstRand” means FirstRand Bank Limited, (Registration Number 1929/001225/06) (acting through its Rand Merchant Bank Division) a limited liability public company incorporated in South Africa and registered as a bank in terms of the Banks Act, 1990;

1.2.14	“Fixed Rate Notes” means Notes on which interest is calculated at a fixed rate payable in arrears on a fixed date or dates in each year and on redemption or on such other dates as may be specified in the Applicable Pricing Supplement;

1.2.15	“Floating Rate Notes” means Notes on which interest is calculated at a floating rate payable, one, two, three, six or twelve monthly or in respect of such other period or on such date(s) as may be specified in the Applicable Pricing Supplement;

1.2.16	“Global Certificate” means the single certificate, without interest coupons, registered in the name of the Central Securities Depository and representing those Registered Notes issued in terms of the Terms and Conditions which are lodged and immobilised in the Central Securities Depository, other than those Notes represented by Individual Certificates, such certificate being in the form or substantially in the form set out in Part I of Schedule 2 with such modifications (if any) as may be agreed in writing between the Issuer, the Transfer Agent and the Relevant Dealer and having the Terms and Conditions incorporated therein by reference and having the Applicable Pricing Supplement (or the relevant provisions thereof) attached thereto;

1.2.17	“Guarantee” means the unconditional and irrevocable guarantee given by each Guarantor, jointly and severally, to all Noteholders;

1.2.18	“Guarantors” means each of GFI Mining South Africa (Proprietary) Limited, incorporated in the Republic of South Africa, Registration Number 2002/031431/07, Gold Fields Operations Limited, incorporated in the Republic of South Africa, Registration Number 1959/003209/06, Gold Fields Orogen Holding (BVI) Limited, incorporated in the British Virgin Islands, Registration Number 184982 and Gold Fields Holdings Company (BVI) Limited, incorporated in the British Virgin Islands, Registration Number 651406;

1.2.19	“Indexed Interest Notes” means Notes in respect of which the Interest Amount is calculated by reference to such index and/or formula as may be specified in the Applicable Pricing Supplement;

1.2.20	“Indexed Note” means an Indexed Interest Note and/or an Indexed Redemption Amount Note, as applicable;

1.2.21	“Indexed Redemption Amount Notes” means Notes in respect of which the Final Redemption Amount is calculated by reference to an index and/or a formula as may be specified in the Applicable Pricing Supplement;

1.2.22	“Individual Certificate” means in respect of Registered Notes, evidenced by the definitive registered form of a single Certificate each such Certificate being in the form or substantially in the form set out in

Part I (in respect of Registered Notes), of Schedule 2 with such modifications (if any) as may be determined by the Issuer, the Transfer Agent and the Relevant Dealer and having the Terms and Conditions incorporated therein by reference (unless otherwise determined by the Issuer) and having the Applicable Pricing Supplement (or the relevant provisions thereof) attached thereto;

1.2.23	“Instalment Amount” means the amount expressed as a percentage of the Principal Amount of an Instalment Note, being an instalment of principal (other than the final instalment) on an Instalment Note;

1.2.24	“Instalment Notes” means Notes redeemable in Instalment Amounts by the Issuer on an amortised basis on different Instalment Dates as specified in the Applicable Pricing Supplement;

1.2.25	“Interest Payment Date(s)” means the Interest Payment Date(s) specified in the Applicable Pricing Supplement or if no express Interest Payment Date(s) is/are specified in the Applicable Pricing Supplement, each date which occurs after a certain period after the preceding Interest Payment Date (being such period as is specified in the Applicable Pricing Supplement) or, in the case of the first Interest Payment Date, after the Interest Commencement Date;

1.2.26	“Interest Rate” means the rate or rates of interest applicable to Notes other than Zero Coupon Notes;

1.2.27	“Issue Date” means the date of issue of a Note, in each case pursuant to and in accordance with the Programme Agreement or any other agreement between the Issuer and the Relevant Dealer and as set out in the Applicable Pricing Supplement;

1.2.28	“Issue Price” means the total subscription price payable in respect of a Note and as set out in the Applicable Pricing Supplement;

1.2.29	“Issuer” means Gold Fields Limited (registration number 1968/04880/06);

1.2.30	“Last Day to Register” means with respect to a particular Series of Notes (as specified in the Applicable Pricing Supplement), the last day immediately preceding an Interest Payment Day on which the Agent will accept Transfer Forms and record the transfer of Notes in the Register for that particular Series of Notes and whereafter the Register is closed for further transfers or entries until the Payment Day;

1.2.31	“JSE” means the JSE Limited (Registration Number 2005/022939/06), a licensed financial exchange in terms of the Securities Services Act or any exchange which operates as a successor exchange to the JSE, or, where the context so requires, such other or further exchange or exchanges on which the Notes are listed;

1.2.32	“Maturity Date” means in relation to a Note, the date on which it is expressed to be redeemable as specified in the Applicable Pricing Supplement;

1.2.33	“Nedbank Capital” means Nedbank Capital, a division of Nedbank Limited, Registration Number 1951/000009/06, a registered bank and public company with limited liability incorporated in South Africa;

1.2.34	“Noteholders” means the holders of the Registered Notes (as recorded in the Register kept by the Transfer Agent under this Agreement and in terms of the Terms and Conditions);

1.2.35	“Notes” means the notes issued or to be issued by the Issuer under the Programme and represented by a Certificate as well as Uncertificated Notes;

1.2.36	“Outstanding” means in relation to the Notes, all the Notes issued other than -

1.2.36.1	those which have been redeemed in full in accordance with the Terms and Conditions;

1.2.36.2	those in respect of which the date for redemption in accordance with the Terms and Conditions has occurred and the redemption moneys wherefor (including all interest (if any) accrued thereon up to the date for such redemption and any interest (if any) payable under the Terms and Conditions after such date) have been duly paid to the Paying Agent as provided herein (and, where appropriate, notice has been given to the Noteholders of the relevant Series in accordance with Condition 17 of the Terms and Conditions) and remain available for payment to the Relevant Noteholders against presentation of Certificates;

1.2.36.3	those which have been purchased and cancelled as provided in Condition 9 of the Terms and Conditions;

1.2.36.4	those which have become prescribed under Condition 14 of the Terms and Conditions;

1.2.36.5	Notes represented by mutilated or defaced Certificates which have been surrendered in exchange for replacement Certificates pursuant to Condition 11 of the Terms and Conditions;

1.2.36.6	(for the purpose only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Notes represented by Certificates alleged to have been lost, stolen or destroyed and in respect of which replacement Certificates have been issued pursuant to Condition 11 of the Terms and Conditions, provided that for each of the following purposes, namely -

1.2.36.6.1	the right to attend and vote at any meeting of the Noteholders; and

1.2.36.6.2	the determination of how many and which Notes are for the time being Outstanding for the purposes of Conditions 18 and 19 of the Terms and Conditions,

all Notes (if any) which are for the time being held by the Issuer (subject to any applicable law) or by any person for the benefit of the Issuer and not cancelled (unless and until ceasing to be so held);

shall be deemed not to be Outstanding;

1.2.37	“Paying Agent” means Absa Capital and/or such other entity appointed by the Issuer as Paying Agent either in respect of the Programme or a Tranche or Series of Notes issued under the Programme pursuant to the execution of an accession letter substantially in the form of Appendix C to this Agreement;

1.2.38	“Put Notice” means a notice in the form set out in Schedule 5;

1.2.39	“Reference Banks” means FirstRand, Standard Bank, Absa Capital and Nedbank;

1.2.40	“Registered Note” means a note issued in registered form and transferable in accordance with Condition 13.1 of the Terms and Conditions;

1.2.41	“Relevant Dealer” shall, in relation to any Note, be a reference to the Dealer or Dealers with whom the Issuer has agreed the issue of that Note;

1.2.42	“Representative” means a person duly authorised to act on behalf of a Noteholder, who may be regarded by the Issuer, the Transfer Agent and the Paying Agent (all acting in good faith) as being duly authorised based upon the tacit or express representation thereof by such representative, in the absence of express written notice to the contrary from such Noteholder;

1.2.43	“Screen Rate Determination” means the method, as specified in the Applicable Pricing Supplement, in terms of which the Interest Rate specified in the Applicable Pricing Supplement for a particular Tranche of Notes is to be determined;

1.2.44	“Series” means a Tranche of the Notes together with any further Tranche or Tranches of the Notes which are (i) expressed to be consolidated and form a single series and (ii) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices;

1.2.45	“Settlement Agent” means a Participant, approved by the JSE or any other Relevant Financial Exchange to perform electronic net settlement of both funds and scrip on behalf of market participants;

1.2.46	“Standard Bank” means The Standard Bank of South Africa Limited, Registration Number 1962/000738/06 (acting through its Corporate and Investment Banking Division), a limited liability public company incorporated in South Africa and registered as a bank in terms of the Banks Act, 1990;

1.2.47	“Sub-register” means a subregister as contemplated in section 91A of the Companies Act, 1973;

1.2.48	“Terms and Conditions” means in relation to the Notes, the terms and conditions in accordance with which the Notes will be issued, and which may be endorsed on or incorporated by reference in the Certificate representing the Note or Notes, such Terms and Conditions being in or substantially in the form set out in Schedule 1 or in such other form, as may be agreed between the Issuer and the Relevant Dealer, as modified and supplemented by the Applicable Pricing Supplement relating to the Notes of the relevant Series;

1.2.49	“Tranche” means all Notes which are identical in all respects (including as to listing) and are issued in a single issue;

1.2.50	“Transfer Agent” means Absa Capital or such other entity appointed by the Issuer as Transfer Agent either in respect of the Programme or a Tranche or Series of Notes issued under the Programme pursuant to the execution of an accession letter substantially in the form of Appendix A to this Agreement;

1.2.51	“Uncertificated Note” means a note which is not represented by any certificate or written instrument as contemplated in the Security Services Act, 2004;

1.2.52	“ZAR-JIBAR-SAFEX” means the mid-market rate for deposits in South African Rand (ZAR) for a period of the Designated Maturity which appears on the Reuters Screen SAFEY Page as at 12h00 (Johannesburg time) on the relevant date or any successor rate;

1.2.53	“Zero Coupon Note” means Notes which will be offered and sold at a discount to their Principal Amount or at par and will not bear interest other than in the case of late payment.

1.3	When any number of days is prescribed in this Agreement, same shall be reckoned inclusively of the first and exclusively of the last day unless the last day falls on a day which is not a Business Day, in which case the last day shall be the immediately following Business Day.

1.4	In the event that the day for payment of any amount due in terms of this Agreement should fall on a day which is not a Business Day, then the relevant date for payment shall be the following Business Day.

1.5	Where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail.

1.6	Where any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the same meaning as ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this interpretation clause.

1.7	The use of the word “including” followed by a specific example or examples shall not be construed as limiting the meaning of the general wording preceding it and the eiusdem generis rule shall not be applied in the interpretation of such general wording or such specific example or examples.

1.8	Any reference to a statute in this Agreement is to that statute as at the date of signature of this Agreement and as amended or re-enacted from time to time and shall include any succeeding statute.

1.9	The rule of construction that, in the event of ambiguity, the contract shall be interpreted against the party responsible for the drafting or preparation of the Agreement, shall not apply.

1.10	The expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

1.11	Words denoting the singular number only shall include the plural number also and vice versa; words denoting one gender only shall include the other genders; and words denoting persons only shall include firms and corporations and vice versa.

1.12	All references in this Agreement to costs or charges or expenses shall exclude any Value Added Tax or similar tax charged or chargeable in respect thereof.

1.13	For the purposes of this Agreement, the Notes of each Series shall form a separate series of Notes and the provisions of this Agreement shall apply mutatis mutandis separately and independently to the Notes of each Series and in this Agreement the expressions “Notes” and “Noteholders” shall be construed accordingly.

1.14	All references in this Agreement to an agreement, instrument or other document (including, without limitation, this Agreement, the Programme Agreement, the Programme Memorandum, the Operations and Procedures Memorandum, the Placement Agreement, the Notes and any terms and conditions appertaining thereto) shall be construed as a reference to that agreement, instrument or document as the same may be amended, modified, varied, restated, superseded, supplemented, replaced or novated from time to time.

1.15	Words denoting the singular number only shall include the plural number also and vice versa; words denoting any one gender only shall include the other genders also; and words denoting persons only shall include firms and corporations and vice versa.

2	INTRODUCTION

2.1	On 6 April 2009, the Issuer, the Arranger and Dealers named therein executed the Programme Agreement (the “Previous Programme Agreement”) pursuant to which the Issuer may issue Notes in an aggregate nominal amount of up to ZAR10,000,000,000 under the Issuer’s Domestic Medium Term Note Programme. On 6 October 2009, the Issuer, the Arranger and Dealers named therein executed a revised programme agreement, which programme agreement has amended and restated the Previous Programme Agreement (the “Programme Agreement”) and which Programme Agreement may be further supplemented and/or amended and/or restated from time to time.

2.2	On 6 April 2009, the Issuer also executed and issued a Programme Memorandum (the “Previous Programme Memorandum”) pursuant to the Previous Programme Agreement. On 6 October 2009, the Issuer executed and issued a revised programme memorandum pursuant to the Programme Agreement, which programme memorandum supersedes the Previous Programme Memorandum (the “Programme Memorandum”) and which Programme Memorandum may be further amended and/or supplemented from time to time.

2.3	In addition to the matters recorded in the Programme Agreement, the Issuer wishes to record in this Agreement certain matters relating to the Notes, the Transfer Agent, the Calculation Agent and the Paying Agent.

3	APPOINTMENT AS TRANSFER AGENT

The Issuer hereby appoints the Transfer Agent to act as Transfer Agent of the Issuer upon the terms and conditions set out below, for the purposes of, inter alia:

3.1	preparing, printing, completing, authenticating and delivering Global Certificates and preparing, printing, completing, authenticating and delivering Individual Certificates and in the case of Uncertificated Notes, providing the relevant central securities depository with such information and documentation as it may require to electronically record ownership thereof;

3.2	delivering Individual Certificates upon the exchange of Beneficial Interests in Notes represented by Global Certificates (in whole or in part) for Individual Certificates in accordance with the Terms and Conditions;

3.3	arranging on behalf of the Issuer for notices to be communicated to the Noteholders;

3.4	calculating and affixing the stamp duty, if any or such other duty as may be payable by the Issuer on the issue of Notes under the Programme;

3.5	subject to the Operations and Procedures Memorandum, submitting to the JSE or any other Relevant Financial Exchange such number of copies of each Pricing Supplement which relates to Notes which are to be listed as may reasonably be required;

3.6	maintaining the Register of Noteholders on behalf of the Issuer;

3.7	safekeeping (to the order of the Issuer) of any unissued, unexecuted blank Certificates which the Issuer may from time to time deliver to the Transfer Agent;

3.8	performing all other obligations and duties imposed upon it by the Terms and Conditions, the Notes, the Operations and Procedures Memorandum and this Agreement; and

3.9	procuring that the relevant Participants maintain a Sub-register in respect of Uncertificated Notes.

4	APPOINTMENT AS CALCULATION AGENT

The Issuer shall appoint the Calculation Agent to act as Calculation Agent of the Issuer upon the terms and conditions set out below, for the purposes of, inter alia:

4.1	acting as Calculation Agent in respect of Notes where named as such in the Applicable Pricing Supplement; and

4.2	performing all other obligations and duties imposed upon it by the Terms and Conditions, the Notes, the Operations and Procedures Memorandum and this Agreement.

5	APPOINTMENT OF PAYING AGENT

The Issuer hereby appoints the Paying Agent to act as Paying Agent of the Issuer upon the terms and conditions set out below, for the purposes of, inter alia:

5.1	acting as Paying Agent in respect of Notes where named as such in the Applicable Pricing Supplement; and

5.2	performing all other obligations and duties imposed upon it by the Terms and Conditions, the Notes, the Operations and Procedures Memorandum and this Agreement.

6	REGISTER

6.1	The Transfer Agent shall as long as any Note is Outstanding -

6.1.1	maintain at its offices (specified in the Applicable Pricing Supplement), the Register. The Register shall reflect the number of Registered Notes issued and Outstanding. The Register shall contain the name, address and bank account details of the Noteholders holding Registered Notes. The Register shall set out the Principal Amount of the Notes issued to each such Noteholder and shall show the date of such issue and the date upon which each such Noteholder became registered as such. The Register shall show the serial numbers of Certificates issued. The Register shall be open for inspection during normal business hours of the Transfer Agent to the Issuer, any Noteholder or any person authorised in writing by the Issuer or any Noteholder. The Transfer Agent shall not be bound to enter any trust in the Register or to take notice of any or to accede to any trust executed, whether expressly or impliedly to which any Note may be subject;

6.1.2	alter the Register in respect of any change of name, address or bank account number or other change in respect of any of the Noteholders of Registered Notes of which it is notified in accordance with the Terms and Conditions;

6.1.3	register within the prescribed statutory or other regulatory period all transfers of Registered Notes;

6.1.4	receive and keep in safe custody any document in relation to or affecting the title to any of the Notes including all Transfer Forms, forms of exchange, letters of administration and powers of attorney;

6.1.5	accept Certificates delivered to it for transfer, with the Transfer Form relating thereto duly executed or accompanied by a written instrument of transfer in a form satisfactory to the Transfer Agent, the relevant Settlement Agent and the Issuer, as well as complying with any legislative requirements for such Transfer Form, and duly executed by, the transferor and the transferee thereof (or their attorneys duly authorised in writing) for the transfer of all or part of the Notes represented by any such Certificate in accordance with the Terms and Conditions.

6.2	Any person becoming entitled to Notes in consequence of the death, sequestration or liquidation of the holder of such Notes may upon producing such evidence that he holds the position in respect of which he proposes to act under this clause or of his title as the Issuer shall require, be registered himself as the holder of such Notes or, subject to the requirements of Conditions 12 and 13 of the Terms and Conditions, may transfer such Notes. The Issuer and the Paying Agent shall be entitled to retain any amount payable upon the Notes to which any person is so entitled until such person shall be registered as aforesaid or shall duly transfer the Notes.

6.3	The Register will be closed from the Last Day to Register preceding any Interest Payment Date in respect of the Notes until that Interest Payment Date and the Transfer Agent shall not be required, during the period in which the Register is closed, unless directed by the Issuer, to register any transfer, or exchange of any Registered Notes.

7	SUB-REGISTER

7.1	For as long as any Beneficial Interest is outstanding, the Transfer Agent shall procure that the relevant Participant maintains the Sub-register which complies with all applicable legal rules and the requirements of the Security Services Act and the following provisions:

7.1.1	without limiting the provisions of clause 7.1 above, the Sub-register will contain the name, address and bank account details of Noteholders in respect of Beneficial Interest;

7.1.2	the Sub-register will set out the Principal Amount of Beneficial Interest issued to a Noteholder and registered in the Sub-register, the date of issue and the date on which the relevant entry was made in it;

7.1.3	the Sub-register will be open for inspection during normal business hours of the relevant Participant to the Issuer, persons authorised by the Issuer thereto and any person entered as a Noteholder in it or any person authorised by such Noteholder in writing;

7.1.4	the relevant Participant shall not be obliged to enter into any trust in the Sub-register or to take notice of any or accede to any trust executed, expressly or impliedly, to which any Beneficial Interest may be subject;

7.1.5	the Sub-register shall be altered in respect of any change of name, address or bank account number or other change in respect of any holder of Beneficial Interest which is notified in accordance with the Terms and Conditions;

7.1.6	the relevant Participant shall register within the prescribed statutory or other regulatory period, all transfers of Beneficial Interest;

7.1.7	the relevant Participant shall receive and keep in safe custody, any document in relation to or affecting the title to any relevant Beneficial Interest;

7.1.8	the relevant Participant shall accept any instrument delivered to it in respect of the transfer of Beneficial Interest and ensure compliance of such instrument with applicable legislation and in accordance with the Terms and Conditions; and

7.1.9	the Transfer Agent shall procure that the relevant Participant complies with the provisions of this clause 7.

7.2	Any person becoming entitled to Beneficial Interest in consequence of the death, sequestration or liquidation of the holder of such Beneficial Interest may upon producing such evidence that he holds the position in respect of which he proposes to act under this clause or of his title as the Issuer or the relevant Participant shall require, be registered in the Sub-register as the holder of such Beneficial Interest or, subject to the requirements of Conditions 12 and 13 of the Terms and Conditions, may transfer such Beneficial Interest . The Issuer and the Paying Agent shall be entitled to retain any amount payable upon the Beneficial Interest to which any person is so entitled until such person shall be registered as aforesaid or shall duly transfer the Beneficial Interest.

7.3	The Sub-register will be closed from the Last Day to Register preceding any Interest Payment Date in respect of the Beneficial Interest until that Interest Payment Date and the Transfer Agent or the Participant shall not be required, during the period in which the Sub-register is closed, unless directed by the Issuer, to register any transfer, or exchange of any Beneficial Interest.

8	TRANSFER OF NOTES

8.1	Registered Notes are transferable by registration only in accordance with the provisions of Condition 13.1 of the Terms and Conditions. Ownership in Uncertificated Notes is transferable only upon debiting and crediting, respectively, of the account in the Sub-register from which the transfer is effected and the account in the Sub-register to which transfer is to be made, in accordance with the rules of the Central Securities Depository.

8.2	Where a holder of Notes has transferred part only of his holding of Notes represented by a single Certificate, there shall be delivered to him without charge by the Issuer a Certificate in respect of the balance of such holding, subject to the provisions of Condition 13.1 of the Terms and Conditions in relation to Registered Notes.

9	ISSUE OF GLOBAL CERTIFICATES

9.1	Subject to clause 9.3, in connection with the issue of any Registered Notes, following receipt of a signed copy of the Applicable Pricing Supplement (signed by the Issuer’s authorised representative named in the list referred to in clause 25.8), the Issuer hereby authorises the Transfer Agent and the Transfer Agent hereby agrees, to take the steps required of the Transfer Agent in the Operations and Procedures Memorandum. For this purpose the Transfer Agent will, inter alia on behalf of the Issuer -

9.1.1	prepare a Global Certificate, incorporating the Terms and Conditions, to which is attached a copy of the Applicable Pricing Supplement;

9.1.2	authenticate such Global Certificate in accordance with the provisions of clause 11.3 of this Agreement;

9.1.3	in respect of Notes listed on the bond market of the JSE or, if unlisted, still held in the Central Securities Depository and evidenced by a Global Certificate, deliver by hand such Global Certificate to the Central Securities Depository (via the Issuer’s Settlement Agent) as depository and registered holder of the Notes represented by the Global Certificate, against receipt from the Central Securities Depository of confirmation that it is holding the Global Certificate in safe custody for the account of the Issuer’s Settlement Agent and instruct the Issuer’s Settlement Agent, unless otherwise agreed in writing between the Transfer Agent and the Issuer, to credit the Notes represented by such Global Certificate to the Relevant Dealer’s (or investor’s) securities accounts with their Settlement Agents against the receipt of payment, less any permitted deductions, by the Issuer’s Settlement Agent on the Issue Date of such Notes;

9.1.4	in respect of Notes listed on a Relevant Financial Exchange other than the bond market of the JSE, deliver to the relevant central securities depository such Certificates or other documents as may be required for the dematerialisation, immobilisation or registration of the Notes;

9.1.5	ensure that the Notes of each Tranche are assigned a stock code and International Securities Identification Number (“ISIN”) (if applicable) by the JSE or any other Relevant Financial Exchange;

9.1.6	enter the name of the Central Securities Depository (or its nominee) or any other relevant central securities depository as registered holder of the Notes represented by the Global Certificates in the Register.

9.2	Global Certificates shall be dated -

9.2.1	in the case of a Global Certificate issued on the Issue Date, the Issue Date; or

9.2.2	in the case of a Global Certificate issued to the transferor upon transfer in part of the Notes represented by the original Global Certificate, with the same date as the date of the Note transferred; or

9.2.3	in the case of a Global Certificate issued pursuant to Condition 11 of the Terms and Conditions, with the same date as the date of the lost, stolen, mutilated, defaced or destroyed Global Certificate in replacement of which it is issued.

9.3	The Transfer Agent shall only be required to perform its obligations under clause 9.1 if it holds a duly executed written authorisation (being the Applicable Pricing Supplement and the confirmation referred to in the Operations and Procedures Memorandum) from the Issuer’s authorised representative as well as the required signatures to affix to the Global Certificate. The Transfer Agent will provide the Central Securities Depository or any other relevant central securities depository and the Participants with the notifications, instructions or other information required to be given by the Transfer Agent to the Central Securities Depository and the Participants in accordance with the Applicable Procedures.

10	ISSUE OF INDIVIDUAL CERTIFICATES

10.1	Upon the issue of unlisted Registered Notes which are not intended to be held in the Central Securities Depository or upon notice from a Participant pursuant to the Terms and Conditions requesting the exchange or partial exchange of a Beneficial Interest in Notes for an Individual Certificate, the Transfer Agent shall deliver the relevant Certificate(s) in accordance with the Terms and Conditions. For this purpose the Transfer Agent is hereby authorised on behalf of the Issuer -

10.1.1	to prepare the requested form of Certificate(s) incorporating the Terms and Conditions (unless otherwise determined by the Issuer) and to attach the Applicable Pricing Supplement thereto;

10.1.2	to authenticate such Certificate(s) in accordance with clause 11.3 of this Agreement;

10.1.3	to deliver to the Relevant Dealer or the investors procured by the Relevant Dealer, such Certificate(s); and

10.1.4	in respect of Registered Notes, to deliver in accordance with the Applicable Procedures by hand or by registered mail such Individual Certificate(s) to the Participant (at the risk of the Noteholder) requesting such Certificate(s) in exchange or partial exchange for a Beneficial Interest in Registered Notes. In the case of a partial exchange, the Transfer Agent shall enter details of any partial exchange in the Register and cancel the Global Certificate, if any, representing the Notes prior to the issue of Individual Certificate(s), and then issue and authenticate a new Global Certificate, if any, representing the balance of the relevant Notes (excluding the amount of Notes represented by the newly-issued Individual Certificate(s)).

10.2	The Transfer Agent shall notify the Issuer forthwith upon receipt of a request for issue of Individual Certificate(s) in accordance with the Terms and Conditions (and the aggregate nominal amount of such Notes to be exchanged in connection therewith).

10.3	Certificates shall be dated -

10.3.1	in the case of an Individual Certificate issued on the Issue Date, the Issue Date; or

10.3.2	in the case of an Individual Certificate issued in exchange for a Beneficial Interest in Notes, or upon transfer of Notes represented by an Individual Certificate, the date of registration in the Register of the exchange or transfer; or

10.3.3	in the case of an Individual Certificate issued to the transferor upon transfer in part of Notes represented by an Individual Certificate, the same date as the original Certificate; or

10.3.4	in the case of an Individual Certificate issued pursuant to Condition 11 of the Terms and Conditions, the same date as the date of the lost, stolen, mutilated, defaced or destroyed document in replacement of which it is issued.

10.4	The Transfer Agent shall, to the extent that the Terms and Conditions permit this, charge to the recipient holder of an Individual Certificate pursuant to an issue, exchange or transfer (i) the costs or expenses (if any) in delivering Certificates issued pursuant to such issue, exchange or transfer other than by regular mail and (ii) a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation to the exchange or transfer.

11	TERMS OF ISSUE OF CERTIFICATES

11.1	The Transfer Agent shall cause all Certificates prepared by or delivered to it and held by it under this Agreement to be maintained in safe custody and shall ensure that such Certificates are issued and delivered only in accordance with the provisions of this Agreement and the Terms and Conditions.

11.2	Subject to the procedures set out in the Operations and Procedures Memorandum, for the purposes of clause 9.1 and 10, the Transfer Agent is entitled to treat a facsimile or other written means of communication from a person purporting to be (and who the Transfer Agent believes in good faith to be) an authorised representative of the Issuer named in the list referred to in, or notified pursuant to, clause 25.8 as sufficient instructions and authority of the Issuer for the Transfer Agent to act.

11.3	Certificates shall be signed physically by, or by affixing electronic signatures thereto of, two directors of the Issuer, as required in terms of the Commercial Paper Regulations published in Government Notice 2172 (Government Gazette 16167 of 14 December 1994). The identities of such duly authorised signatories shall be notified to the Transfer Agent. The Issuer shall promptly notify the Transfer Agent of any change in identity of the authorised signatories and if necessary provide new certificates to the Transfer Agent reflecting such change.

11.4	In the event that a person who has signed on behalf of the Issuer any Certificate, not yet issued but held by the Transfer Agent in accordance with clause 11.1, ceases to be authorised as described in clause 25.8, the Transfer Agent shall (unless the Issuer gives notice to the Transfer Agent that Certificates signed by that person do not represent valid and binding obligations of the Issuer or otherwise until replacements have been provided to the Transfer Agent) continue to have authority to issue any such Certificates, and the Issuer hereby warrants to the Transfer Agent that such Certificates shall, unless notified as aforesaid, be valid and binding obligations of the Issuer. Promptly upon the Transfer Agent being notified that such person has ceased to be authorised, the Transfer Agent shall prepare replacement Certificates, the Transfer Agent shall cancel and destroy the Certificates held by it which are signed by such person and shall provide to the Issuer a confirmation of destruction in respect thereof specifying the certificates so cancelled and destroyed.

11.5	Unless otherwise requested by the relevant Noteholder, the holder of Notes of any Series shall be entitled to receive one Certificate in respect of his entire holding of such Series.

11.6	The joint holders of Registered Notes in any Series shall be entitled to one Certificate only in respect of their joint holding of such Notes which shall, except where they otherwise direct, be delivered to the joint holder whose name appears first in the Register in respect of such joint holding.

12	PAYMENTS

12.1	Save as otherwise agreed, the Calculation Agent will notify the Issuer, not less than 10 Business Days prior to each due date for payment in respect of each Series of Notes for the time being Outstanding of the aggregate amount payable in respect of such Series on such due date.

12.2	Unless otherwise agreed with the Transfer Agent, the Issuer will ensure that no later than 10h00 (Johannesburg time) on the second Business Day immediately preceding the date on which any payment is to be made by the Paying Agent under the Terms and Conditions, the amount specified by the Calculation Agent in terms of clause 12.1 is paid, in freely transferable funds, into a separate bank account of the Issuer. The details of this bank account are set out in Schedule 6 hereto. The Paying Agent shall have the ability to draw the amount specified in clause 12.1 to meet all payment obligations under the Notes and such payment made by the Issuer shall be sufficient in amount so as to allow the Paying Agent to meet all payment obligations under the Notes. So long as any Notes remain Outstanding, the Issuer undertakes not to withdraw such money required by the Paying Agent to meet the payment obligations under the Notes.

12.3	All interest in respect of the bank account referred to in clause 12.2 shall accrue for the sole benefit of the Issuer and all bank charges in respect of such account shall be borne by the Issuer.

12.4	Immediately after paying such amount into the abovementioned bank account, the Issuer shall ensure that the Paying Agent receives an irrevocable confirmation that payment has been made, in the form of a SWIFT or telefax message or other form acceptable to the Paying Agent.

12.5	Whilst any Registered Notes are represented by a Global Certificate, all payments due in respect of such Notes shall be made to, or to the order of, the registered holder of the Global Certificate(s), subject to and in accordance with the provisions of the Terms and Conditions in respect of those Notes.

12.6	Whilst any Registered Notes are represented by an Individual Certificate, all payments due in respect of such Notes shall be made to, or to the order of, the person(s) whose name(s) appear on the Register relating to the Individual Certificates, subject to and in accordance with the Terms and Conditions in respect of those Notes.

12.7	Holders of Uncertificated Notes are not required to present and/or surrender any documents of title for payment. Payment in respect of Uncertificated Notes will be made upon presentation of acceptable proof of identity of the prospective payee.

12.8	All payments in accordance with this clause 12 shall be made in the manner described in Condition 8 of the Terms and Conditions.

12.9	On the occasion of any payments by the Paying Agent, upon presentation and surrender of the relevant Certificates, the Paying Agent shall cause such Certificates to be cancelled.

12.10	Subject to the receipt by the Paying Agent of the payment confirmation as provided in clause 12.4, on each date on which any payment in respect of a Note becomes due under the Terms and Conditions, the Paying Agent shall pay such amount by no later than 10h00 (Johannesburg time), on that day. Payment shall be made by the Paying Agent in immediately available and freely transferable funds to the nominated account of the Noteholder via a SWIFT message, or such other payment system or mechanism as the Paying Agent and the relevant Noteholder may agree.

12.11	If for any reason the Paying Agent considers that the amounts to be received by the Paying Agent pursuant to clause 12.2 will be, or the amounts actually received by it pursuant thereto are, insufficient to satisfy all claims in respect of all payments then falling due in respect of the Notes, the Paying Agent shall promptly give written notice to the Issuer indicating the insufficient amount and the Paying Agent shall not be obliged to pay any claims under the Notes until the Paying Agent has received the full amount of all such payments.

12.12

If the Paying Agent pays any amounts to the holders of Notes from its own funds at a time when it has not received payment in full in respect of the relevant Notes in accordance with clause 12.2 (the excess of the amounts so paid over the amounts so received being the “Shortfall”), the Issuer will, in addition to paying amounts due under clause 12.2, pay to the Paying Agent, on demand, interest (at a rate determined at that time by the Paying Agent which represents the Paying Agent’s cost of funding the Shortfall) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by the Paying Agent of the Shortfall.

12.13	If the amount of principal and/or interest then due for payment is not paid in full as contemplated in clauses 12.11 and 12.12 (otherwise than by reason of a deduction required by law to be made therefrom), the Paying Agent shall keep a record of such insufficient amount or Shortfall (as the case may be) and such record shall, in the absence of manifest error, be prima facie evidence that the payment in question has not been made to the extent of the insufficient amount or Shortfall (as the case may be).

12.14	If for any reason the Paying Agent, draws funds from the bank account referred to in clause 12.2 but is not required to make certain payments in terms of clause 12, the Paying Agent shall transfer the funds not utilised back to the Issuer.

12.15	A certificate by the Paying Agent certifying that, as at the date of such certificate (“Certificate Date”), the Paying Agent has paid all amounts of the principal and/or interest then due in respect of any Notes issued by the Issuer under the Programme to -

12.15.1	the Central Securities Depository or such other registered holder of the Global Certificate, in the case of Notes represented by a Global Certificate; and/or

12.15.2	all Noteholders reflected in the Register on the Certificate Date, in the case of Notes represented by Individual Certificates; and/or

12.15.3	the Central Securities Depository or such other registered holder of the Uncertificated Note reflected as such on the Certificate Date, in the case of Uncertificated Notes,

and such certificate shall constitute prima facie proof, as between the Issuer on the one hand, and the Noteholders, Arranger and Dealers or any of them, on the other hand, of the discharge of all obligations of the Issuer to Noteholders under such Notes insofar as payment of the principal and/or interest is concerned. For the avoidance of doubt, the rights of the Dealers, Arranger and Noteholders in respect of the Programme shall not be affected by the provisions of this clause.

12.16	If on issue of the Notes the Paying Agent pays an amount (the “Advance”) to the Issuer on the basis that a payment (the “Payment”) has been, or will be, received from a Dealer or investor and if the Payment is not received by the Paying Agent on the date the Paying Agent pays the Issuer, the Issuer shall repay to the Paying Agent the Advance and shall pay interest on the Advance (or the unreimbursed portion thereof) from (and including) the date such Advance is made to (but excluding) the earlier of repayment of the Advance and receipt by the Paying Agent of the Payment from the Dealer or investor (at a rate determined at the time of the Advance by the Paying Agent to represent its cost of funding the Advance provided that the manner of calculating such rate is consented to by the Issuer, whose consent shall not be unreasonably withheld). If the Paying Agent pays an amount in terms of this clause, then it shall promptly notify the Issuer of the fact that such payment by it was in fact an Advance and that the required payment has not yet been received by the Paying Agent.

12.17	Upon the Issuer being discharged from its obligation to make payments in respect of any Notes pursuant to the relevant Terms and Conditions, and provided that there is no outstanding bona fide and proper claim in respect of any such payments, the Paying Agent shall forthwith refrain from drawing on any sums paid by the Issuer pursuant to clause 12.2.

13	EXCHANGEABLE NOTES

The Issuer shall from time to time issue instructions to the Transfer Agent in relation to the redemption of Exchangeable Notes, including the manner in which the Exchange Securities will be delivered to Noteholders.

14	DETERMINATIONS AND NOTIFICATIONS IN RESPECT OF NOTES

14.1	The Calculation Agent shall, unless otherwise agreed, make all such determinations and calculations (howsoever described) as it is required to do under the Terms and Conditions, all subject to and in accordance with the Terms and Conditions and the Applicable Pricing Supplement.

14.2	The Calculation Agent shall not be responsible to the Issuer or to any third party (except in the event of negligence, default or bad faith of the Calculation Agent, as the case may be) for any losses arising from or as a result of the Calculation Agent having acted on any quotation given by any Reference Bank which subsequently may be found to be incorrect.

14.3	The Calculation Agent shall promptly notify (and confirm in writing to) the Issuer, the Relevant Financial Exchange (if any), the Transfer Agent and the Paying Agent of, inter alia, each Interest Rate, Interest Amount and Interest

Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Terms and Conditions, the Calculation Agency Agreement and the Applicable Pricing Supplement as soon as practicable after the determination thereof (and in any event not later than 10 Business Days, prior to the relevant Interest Payment Date) and of any subsequent amendment thereto pursuant to the Terms and Conditions.

14.4	The Calculation Agent shall use reasonable endeavours to cause each Interest Rate, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Terms and Conditions, the Calculation Agency Agreement and the Applicable Pricing Supplement to be notified to relevant parties as required in accordance with the Terms and Conditions, the Calculation Agency Agreement and this Agreement as soon as possible after their determination or calculation.

14.5	If the Calculation Agent does not for any reason determine and/or calculate and/or publish the Interest Rate, Interest Amount and/or Interest Payment Date in respect of any Interest Period or any other amount, rate or date as provided in this clause 14, it shall forthwith notify the Issuer, the Transfer Agent and the Paying Agent of that fact.

14.6	The Calculation Agent shall in relation to each Series of relevant Notes, perform all the functions and duties imposed on the Calculation Agent by the Terms and Conditions of the relevant Notes. Should the Relevant Dealer, or the Lead Manager, agree with the Issuer to appoint in relation to a particular Tranche or Series of Notes, such Dealer or Lead Manager or another person nominated by such Dealer or Lead Manager, as Calculation

Agent, then the appointment of such Dealer, Lead Manager or nominee shall be automatic upon the issue of the relevant Tranche or Series of Notes, and shall, except as separately agreed between the relevant parties, be on the terms and conditions as set out in the Calculation Agency Agreement in the form attached hereto as Appendix B (the terms of which shall be incorporated herein without the need for separate execution thereof to the extent that the Dealer, Lead Manager or nominee acts as the Calculation Agent), and the Calculation Schedule to the Calculation Agency Agreement shall be deemed to be duly annotated to include such Tranche or Series of Notes. The name of the Dealer, Lead Manager or nominee so appointed will be entered in the Applicable Pricing Supplement.

15	INTEREST DETERMINATION INCLUDING FALLBACK PROVISIONS

15.1	Screen Rate Determination

15.1.1	Where Screen Rate Determination is specified in the Applicable Pricing Supplement as the manner in which the Interest Rate is to be determined, the Interest Rate for each Interest Period will, save as provided below, be either -

15.1.1.1	the offered quotation (if there is only one quotation on the Relevant Screen Page); or

15.1.1.2	the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.00005 being rounded upwards) of the offered quotations,

for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at 12h00 (Johannesburg time) on the Interest

Determination Date in question, plus or minus (as specified in the Applicable Pricing Supplement) the Margin (if any), all as determined by the Calculation Agent. If five or more such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Transfer Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

15.1.2	If the Relevant Screen Page is not available or if, in the case of 15.1.1.1, no such offered quotation appears or, in the case of 15.1.1.2, fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph, the Calculation Agent shall request the principal Johannesburg office of each of the Reference Banks to provide the Calculation Agent with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate at approximately 12h00 (Johannesburg time) on the Interest Determination Date in question. If two or more of the Reference Banks provide the Calculation Agent with such offered quotations, the Interest Rate for such Interest Period shall be the arithmetic mean (rounded if necessary to the fifth decimal place with 0.00005 being rounded upwards) of such offered quotations plus or minus (as appropriate) the Margin (if any), all as determined by the Calculation Agent.

15.1.3	If the Interest Rate cannot be determined by applying the provisions of clauses 15.1.1 and 15.1.2, the Interest Rate for the relevant Interest Period shall be the rate per annum which the Calculation Agent determines as being the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.00005 being rounded upwards) of the rates, as communicated to (and at the request of) the Calculation Agent by the Reference Banks or any two or more of them, at which such banks offered, at approximately 12h00 (Johannesburg time) on the relevant Interest Determination Date, in respect of deposits in an amount approximately equal to the nominal amount of the Notes of the relevant Series for a period equal to that which would have been used for the Reference Rate to prime banks in the Johannesburg inter-bank market plus or minus (as appropriate) the Margin (if any). If fewer than two of the Reference Banks provide the Calculation Agent with such offered rates, the Interest Rate for the relevant Interest Period will be determined by the Calculation Agent as the arithmetic mean (rounded as provided above) of the rates for deposits in an amount approximately equal to the nominal amount of the Notes of the relevant Series, for a period equal to that which would have been used for the Reference Rate, quoted at approximately 12h00 (Johannesburg time) on the relevant Interest Determination Date, by four leading banks in Johannesburg (selected by the Calculation Agent and approved by the Issuer) plus or minus (as appropriate) the Margin (if any). If the Interest Rate cannot be determined in accordance with the foregoing provisions of this clause, the Interest Rate shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period, in place of the Margin relating to that last preceding Interest Period).

15.1.4	If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the Applicable Pricing Supplement as being other than ZAR-JIBAR-SAFEX, the Interest Rate in respect of such Notes will be determined as provided in the Applicable Pricing Supplement.

15.2	ISDA Determination

15.2.1	Where ISDA Determination is specified in the Applicable Pricing Supplement as the manner in which the Interest Rate is to be determined, the Interest Rate for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the Applicable Pricing Supplement) the Margin (if any).

15.2.2	For the purposes of this clause 15.2 -

15.2.2.1	“ISDA Rate” for an Interest Period means a rate equal to the Floating Rate that would be determined by such agent as is specified in the Applicable Pricing Supplement under a notional interest rate swap transaction if that agent were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the ISDA Definitions and under which -

15.2.2.1.1	the Floating Rate Option is as specified in the Applicable Pricing Supplement;

15.2.2.1.2	the Designated Maturity is the period specified in the Applicable Pricing Supplement; and

15.2.2.1.3	the relevant Reset Date is either: (i) if the applicable Floating Rate Option is based on ZAR-JIBAR-SAFEX, on the first day of that Interest Period; or (ii) in any other case, as specified in the Applicable Pricing Supplement.

15.2.2.2	“Floating Rate”, “Floating Rate Option”, “Designated Maturity” and “Reset Date” have the meanings given to those expressions in the ISDA Definitions.

15.2.3	The Calculation Agent shall be deemed to have fulfilled its obligations as aforesaid if it has made the required determinations in the manner provided in Condition 10.2 of the Terms and Conditions.

16	NOTICE OF WITHHOLDING OR DEDUCTION

If the Issuer is, in respect of any payment, compelled to withhold or deduct any amount for or on account of taxes, duties, assessments or governmental charges as specifically contemplated under the Terms and Conditions, the Issuer shall give notice thereof to the Paying Agent as soon as it becomes aware of the requirement to make such withholding or deduction and shall give to the Paying Agent such information as it shall require to enable it to comply with such requirement.

17	DUTIES OF THE TRANSFER AGENT IN CONNECTION WITH EARLY REDEMPTION

17.1	If the Issuer decides to redeem any Notes for the time being Outstanding prior to their Maturity Date in accordance with the Terms and Conditions, the Issuer shall give notice of such decision to the Transfer Agent and the Paying Agent not less than 7 days before the date on which the Issuer will give notice to the Noteholders in accordance with the Terms and Conditions of such redemption in order to enable the Transfer Agent and the Paying Agent to undertake their obligations herein and in respect of the Terms and Conditions.

17.2	If only some of the Notes are to be redeemed on such date, the Transfer Agent shall make the required drawing in accordance with the Terms and Conditions but shall give the Issuer reasonable notice of the time and place proposed for such drawing and the Issuer shall be entitled to send representatives to attend such drawing.

17.3	Not less than 30 days nor more than 60 days (in the case of redemption for tax reasons) and not less than 15 days nor more than 30 days (in the case of redemption at the option of the Issuer) prior to redemption the Transfer Agent shall publish the notice required in connection with any such redemption and shall at the same time also publish a separate list of the serial numbers of any Certificates previously drawn and not presented for redemption. Such notice shall specify the date fixed for redemption, the redemption amount, the manner in which redemption will be effected and, in the case of a partial redemption, the serial numbers of the Certificates representing Notes to be redeemed. Such notice will be published in accordance with the Terms and Conditions. The early redemption of any Notes represented by a Global Certificate or held in uncertificated form shall be effected and publicised in accordance with the Applicable Procedures, to the extent relevant.

17.4	The Transfer Agent will keep a stock of notices (each a “Put Notice”) in the form set out in Schedule 5 and will make such notices available on demand to holders of Notes, the conditions of which provide for redemption at the option of Noteholders. Upon receipt of any Certificate deposited in the exercise of such option in accordance with the Terms and Conditions, the Transfer Agent shall hold such Certificate on behalf of the depositing Noteholder (but shall not, save as provided below, release it) until the due date for redemption of the relevant Notes consequent upon the exercise of such option, when, subject as provided below, it presents such Certificate to the Paying Agent which shall pay such moneys in accordance with the directions of the Noteholder contained in the Put Notice. Where the Issuer and/or the Noteholders have an option to redeem the Notes, the Applicable Pricing Supplement will state that no splitting will be allowed, and where such option is applicable, the relevant Certificate shall be attached to the Put Notice. If, prior to such due date for redemption, such Note becomes immediately due and payable, or if upon due presentation, payment of such redemption money is improperly withheld or refused, the Transfer Agent shall post such Certificate by uninsured post to, and at the risk of, the relevant Noteholder (unless the Noteholder has otherwise requested and paid the costs of such insurance to the Transfer Agent at the time of depositing the Certificates) to such address as may have been given by the Noteholder in the Put Notice.

17.5	In respect of the receipt by the Transfer Agent of notice in respect of the redemption of a Beneficial Interest in Notes represented by a Global Certificate or held in uncertificated form, the Transfer Agent shall notify the Issuer, the relevant Settlement Agent and the Paying Agent to proceed with such redemption in terms of the Applicable Procedures, to the extent relevant.

17.6	In respect of the receipt by the Transfer Agent of notice in respect of the redemption of an interest in Uncertificated Notes, the Transfer Agent shall notify the Issuer, the relevant Settlement Agent and the Paying Agent to proceed with such redemption in terms of the Applicable Procedures, to the extent relevant.

17.7	The Transfer Agent shall receive Certificates surrendered in respect of any early redemption and, at the request of the Paying Agent, deliver such number of new Certificates, as may be necessary upon the partial redemption of any Notes.

17.8	At the end of each period for exercise of options, the Transfer Agent shall promptly notify the Issuer of the nominal amount of Notes in respect of which options have been exercised together with the serial numbers of the Certificates where applicable, representing such Notes and confirm that such Certificates have been cancelled.

18	RECEIPT AND PUBLICATION OF NOTICES

18.1	Forthwith upon the receipt by the Transfer Agent of a demand or notice from any Noteholder in accordance with the Terms and Conditions, the Transfer Agent shall forward a copy thereof to the Issuer.

18.2	On behalf of and at the request and expense of the Issuer, the Transfer Agent shall cause to be published all notices required to be given by the Issuer to the Noteholders in accordance with the Terms and Conditions.

19	CANCELLATION OF NOTES

19.1	All Certificates representing Notes, which are redeemed, transferred or replaced shall be surrendered to and cancelled by the Transfer Agent. In addition, all those Certificates representing Notes which are purchased by, or on behalf of the Issuer, and cancelled, shall be surrendered to the Transfer Agent.

19.2	A certificate stating -

19.2.1	the aggregate nominal amount of Notes (and serial numbers of Certificates in respect thereof) which have been redeemed, paid, transferred or replaced and the aggregate amount paid in respect thereof;

19.2.2	the aggregate nominal amount of purchased Notes cancelled (and serial numbers in respect thereof);

19.2.3	the number of Certificates cancelled and the serial numbers thereof; and

19.2.4	the aggregate amount paid in respect of principal and/or interest on such Notes,

shall be given to the Issuer by the Transfer Agent as soon as reasonably practicable and in any event within three months after the date of such redemption or, as the case may be, cancellation, payment, transfer or replacement.

19.3	The Transfer Agent shall destroy all cancelled Certificates and, forthwith upon destruction, furnish the Issuer with a certificate of the serial numbers of the destroyed Certificates.

19.4	Without prejudice to the obligations of the Transfer Agent pursuant to clause 19.2, the Transfer Agent shall keep a full and complete record of all Notes and of their redemption, purchase by or on behalf of the Issuer or subscription and cancellation, payment, transfer or exchange (as the case may be) and of all replacement Certificates issued in substitution for mutilated, defaced, destroyed, lost or stolen Certificates as well as Beneficial Interests in Notes represented by a Global Certificate which have been exchanged for Individual Certificates. The Transfer Agent shall at all reasonable times make such record available to the Issuer and any persons authorised by it, for inspection and for the taking of copies thereof or extracts therefrom.

19.5	All records and certificates made or given pursuant to this clause 19 and clause 20 shall make a distinction between Notes of each Series and between Registered Notes.

19.6	The Transfer Agent acknowledges that all forms of Notes and Certificates delivered to and held by it pursuant to this Agreement are held by it as custodian only and it shall not be entitled to and shall not claim any lien or other security interest therein. The Transfer Agent shall further only use such forms of Certificates in accordance with this Agreement, take security measures to prevent theft, loss, destruction and keep an inventory of all such forms and make that inventory available to the Issuer at all times, provided that the Transfer Agent shall have no liability for their theft, loss or destruction, unless caused by the negligence or wilful default of the Transfer Agent.

20	EXCHANGE OR REPLACEMENT OF CERTIFICATES

20.1	In the case of Registered Notes represented by the Global Certificate or uncertificated form, the registered holder shall initially be the Central Securities Depository or other central securities depository. In the case of Registered Notes issued in the form of an Individual Certificate, the Register shall contain the name of the person that so requested the issue of an Individual Certificate pursuant to Condition 11 of the Terms and

Conditions, or took transfer of Notes represented by an Individual Certificate pursuant to Condition 13 of the Terms and Conditions. Certificates shall be issued without charge by the Issuer to such persons requesting the issue of an Individual Certificate or taking transfer of Notes represented by an Individual Certificate.

20.2	The Issuer will cause a sufficient quantity of additional forms of executed Certificates to be available, upon request, to the Transfer Agent at its specified office for the purpose of issuing replacement Certificates as provided below, alternatively, the Transfer Agent may, from time to time, store in safekeeping, to the order of the Issuer, a sufficient number of additional forms of Certificates for the purpose of issuing replacement Certificates as provided below.

20.3	The Transfer Agent will, subject to and in accordance with the Terms and Conditions and the following provisions of this clause 20, cause to be authenticated and delivered any replacement Certificates in place of Certificates which have been lost, stolen, mutilated, defaced or destroyed.

20.4	The Transfer Agent shall not issue any replacement Certificate unless and until the claimant therefor shall have -

20.4.1	paid such costs and expenses as may be incurred in connection therewith;

20.4.2	furnished the Transfer Agent with such evidence and indemnity as the Issuer may reasonably require; and

20.4.3	in the case of any mutilated or defaced Certificate surrendered such Certificate to the Transfer Agent.

20.5	The Transfer Agent shall cancel any mutilated or defaced Certificate, in respect of which a replacement Certificate, has been issued pursuant to this clause 20 and, unless otherwise instructed by the Issuer in writing within 7 Business Days of such notice, thereafter shall destroy such cancelled Certificates, and furnish the Issuer with a destruction certificate containing the information specified in clauses 19.2 and 19.3.

20.6	The Transfer Agent shall, on issuing any replacement Certificate, forthwith inform the Issuer and the Paying Agent of the serial number of such replacement Certificate, issued and (if known) of the serial number of the Certificate in place of which such replacement Certificate, has been issued.

20.7	The Transfer Agent shall keep a full and complete record of all replacement Certificates, issued and shall make such record available at all reasonable times to the Issuer and any persons authorised by the Issuer for inspection and for the taking of copies thereof or extracts therefrom.

20.8	Whenever any Certificate, for which a replacement Certificate, has been issued and in respect of which the serial number is known is presented to the Transfer Agent for payment, the Transfer Agent shall immediately send notice thereof to the Issuer.

21	COPIES OF DOCUMENTS AVAILABLE FOR INSPECTION

21.1	The Issuer shall supply sufficient copies of the following documents to the Transfer Agent which shall hold copies available for inspection at its specified office during normal business hours -

21.1.1	certified copies of resolutions of the Issuer evidencing that the Issuer is authorised to issue Notes;

21.1.2	the published audited annual financial statements, and notes thereto, of the Issuer, for the 3 (three) financial years prior to the Issue Date of each Tranche of Notes;

21.1.3	the Programme Agreement and this Agreement (including the forms of the Global Certificate and the Individual Certificates);

21.1.4	the Guarantee executed by the Guarantors in favour of the Noteholders;

21.1.5	the Programme Memorandum; and

21.1.6	any future programme memoranda and supplements to the Programme Memorandum and any other documents incorporated therein by reference.

22	MEETINGS OF NOTEHOLDERS

The provisions of Schedule 4 hereto shall apply to meetings of the Noteholders and shall have effect in the same manner as if set out in this Agreement.

23	COMMISSIONS AND EXPENSES

The Issuer agrees to pay to the Transfer Agent, the Paying Agent and Calculation Agent such fees and commissions as the Issuer, the Transfer Agent, the Paying Agent and the Calculation Agent shall separately agree in writing in respect of the services of the Transfer Agent, the Paying Agent and the Calculation Agent hereunder together with any reasonable expenses (including legal, printing, postage, fax, cable and advertising expenses) incurred by the Paying Agent, Calculation Agent or Transfer Agent in connection with the said services.

24	INDEMNITY

24.1	The Issuer indemnifies each of the Transfer Agent, the Paying Agent and the Calculation Agent against any losses, liabilities, costs, claims, actions, demands or expenses (including, but not limited to, all reasonably and properly incurred costs, charges and expenses paid or incurred in disputing or defending any of the foregoing but excluding any indirect or consequential loss or damage) which the Transfer Agent or the Paying Agent or the Calculation Agent (as the case may be) incurs directly as a result of or in connection with their appointment or the exercise of their respective powers and duties hereunder except such as may result from their own default, negligence or bad faith respectively or that of their officers, directors, employees or agents, respectively or the breach by any of them of the terms of this Agreement.

24.2	Each of the Transfer Agent, the Paying Agent and the Calculation Agent indemnifies the Issuer against any losses, liabilities, costs, claims, actions, demands or expenses (including, but not limited to, all reasonably and properly incurred costs, legal fees, charges and expenses paid or incurred in disputing or defending any of the foregoing but excluding any indirect or consequential loss or damage) which the Issuer incurs directly as a result of or in connection with the breach by the Transfer Agent, the Paying Agent or the Calculation Agent (as the case may be) of the terms of this Agreement or their respective default, negligence or bad faith or that of their officers, directors or employees or agents. The liability of each of the Transfer Agent, the Paying Agent and the Calculation Agent under this clause 24.2 shall be independent from that of the others and shall be several.

24.3	Each indemnified person in clauses 24.1 and 24.2, as the case may be, shall certify all losses, liabilities, costs, claims, actions, demands or expenses which it may incur (including a reasonable description thereof) to the indemnifying person. Each indemnified person shall act in good faith to minimise such losses, liabilities, costs, claims, actions, demands or expenses and to minimise the amounts otherwise payable by the indemnifying person under this Agreement.

25	TERMS AND CONDITIONS OF APPOINTMENT

25.1	The Paying Agent shall be entitled to deal with money paid to it by the Issuer for the purpose of this Agreement in the same manner as other money paid to a banker by its customers except -

25.1.1	that it shall not exercise any right of set-off, lien or similar claim in respect thereof;

25.1.2	that Paying Agent shall not pay interest on monies paid to it by the Issuer in terms of the Terms and Conditions;

25.1.3	as provided in clause 25.3.

25.2	The Paying Agent shall not be entitled to utilise the monies kept in the bank account referred to in clause 12.2 for any purposes other than for payments to the Noteholders in terms of the Terms and Conditions and this Agreement.

25.3	In acting hereunder and in connection with the Notes, the Transfer Agent, the Paying Agent and the Calculation Agent shall act solely as agents of the Issuer and will not thereby assume any obligations towards or relationship of agency or trust for or with any of the holders of the Notes, and all funds placed at the disposal of the Paying Agent for payment to the holders of Notes, shall be held on behalf of the Issuer in the bank account referred to in clause 12.2, to be applied as set forth herein.

25.4	Each of the Transfer Agent, the Paying Agent and the Calculation Agent hereby undertake to the Issuer to perform such obligations and duties, and shall be obliged to perform only such obligations and duties, as are set out herein, in the Terms and Conditions, the Applicable Pricing Supplement and in the Operations and Procedures Memorandum and no implied duties or obligations shall be read into this Agreement or the Terms and Conditions, the Applicable Pricing Supplement or the Operations and Procedures Memorandum against the Transfer Agent or Paying Agent or the Calculation Agent, other than the duty to act honestly and in good faith and to exercise the diligence of a reasonable agent in comparable circumstances.

25.5	Except where expressly stated herein, the obligations of the Transfer Agent, Paying Agent and Calculation Agent shall be several.

25.6	The Transfer Agent, the Paying Agent and the Calculation Agent shall be protected and shall incur no liability in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the Issuer or upon any notice, resolution, direction, consent, certificate, affidavit, statement, cable, or other paper or document which it reasonably believes upon proper investigation to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the Issuer.

25.7	Any of the Transfer Agent, the Paying Agent and the Calculation Agent and their officers, directors and employees may become the owner of, or acquire any interest in, any Notes with the same rights that it would have if the Transfer Agent, the Paying Agent or the Calculation Agent, as the case may be, concerned were not appointed hereunder, and may engage or be interested in any financial or other transaction with the Issuer and may act on, or act as depository, trustee or agent for, any committee or body of holders of Notes or in connection with any other obligations of the Issuer as freely as if the Transfer Agent, Paying Agent and Calculation Agent were not appointed hereunder.

25.8	The Issuer shall provide the Transfer Agent, the Paying Agent and the Calculation Agent with a certified copy of the list of persons authorised to execute documents and take action on its behalf in connection with this Agreement as stated in the Initial Documentation List in the Programme Agreement and shall notify the Transfer Agent, the Paying Agent and the Calculation Agent immediately in writing if any of such persons ceases to be so authorised or if any additional person becomes so authorised together, in the case of an additional authorised person, with evidence satisfactory to the Transfer Agent, the Paying Agent and the Calculation Agent that such person has been so authorised. Unless so notified, the Transfer Agent, the Paying Agent and the Calculation Agent shall be entitled to rely on the most recent such list of persons.

25.9	The Transfer Agent, the Calculation Agent and the Paying Agent agree, subject to the relevant confidentiality undertakings being made and given to the relevant agent, other than in circumstances where required by law, to allow the internal audit personnel of the Issuer as well as the Issuer’s external auditors to perform regular audits on the records, systems and documents in the possession of the Transfer Agent, the Paying Agent and the Calculation Agent, which pertain to this Agency Agreement and the role of the Transfer Agent, the Paying Agent and the Calculation Agent as agents to the Issuer hereunder upon reasonable notice having been given by the Issuer to the Transfer Agent, Calculation Agent and/or Paying Agent, as the case may be.

26	CHANGES IN AGENTS

26.1	Subject to the provisions of clauses 26.11 and 26.12, the Issuer agrees that, for so long as any Note is Outstanding, or until moneys for the payment of all amounts in respect of all Outstanding Notes have been made available to the Transfer Agent or Paying Agent and so long as any Notes are listed on any Financial Exchange, there will at all times be a Transfer Agent, a Paying Agent and a Calculation Agent with a specified office in such place as may be required by the rules and regulations of the Relevant Financial Exchange.

26.2	Any variation, termination, appointment or change of Transfer Agent or Paying Agent or Calculation Agent shall only take effect (other than in the case of insolvency as provided in clause 26.7 and breach as provided in clause 26.8, when it shall be of immediate effect) after not less than 45 days prior notice thereof shall have been given to the Noteholders in accordance with the Terms and Conditions, provided that where any Notes are Outstanding, such notice shall not expire less than 10 days before any date upon which any payment is due in respect of any Notes, and in such instance the Notice shall be deemed to be extended until the day following the due date for payment, unless the Issuer elects to terminate the appointment immediately where it is entitled to do so in terms of this Agreement and in such case the Issuer shall notify the Noteholders of such immediate termination.

26.3	The Transfer Agent, the Paying Agent as well as the Calculation Agent may (subject as provided in clause 26.5) at any time resign as agent by giving at least 90 days written notice to the Issuer of such intention on its part, specifying the date on which its desired resignation shall become effective.

26.4	The Transfer Agent, the Paying Agent as well as the Calculation Agent may (subject as provided in clause 26.5) be removed at any time by the Issuer on at least 45 days notice in writing by the Issuer, specifying such removal and the date when it shall become effective.

26.5	Any resignation under clause 26.3 or removal under clauses 26.4, 26.7 or 26.8 shall only take effect upon the appointment by the Issuer as hereinafter provided, of the successor Transfer Agent or Paying Agent or Calculation Agent and (other than in cases of insolvency of the relevant agent or cancellation for breach) on the expiry of the notice to be given under clause 26.3. The Issuer agrees with the Transfer Agent or the Paying Agent or the Calculation Agent (as the case may be) that if, by the day falling 10 days before the expiry of any notice under clause 26.3, a successor agent has not been appointed, then the Transfer Agent or Paying Agent or Calculation Agent (as the case may be) shall be entitled, on behalf of the Issuer, to appoint as a successor Transfer Agent or Paying Agent or Calculation Agent in its place a reputable institution of good standing.

26.6	Any successor Transfer Agent or Paying Agent shall be appointed by way of the execution of an accession letter in the form set out in Appendix A or C, as the case may be and any successor Calculation Agent shall be appointed by the execution of a Calculation Agency Agreement in the form set out in Appendix B.

26.7	If at any time the Transfer Agent or the Paying Agent or the Calculation Agent becomes incapable of acting or is placed into liquidation, curatorship or judicial management, whether provisionally or finally, or is voluntarily wound up by either the members or creditors of the Transfer Agent or Paying Agent or Calculation Agent (as the case may be), whether provisionally or finally or makes an assignment for the benefit of its creditors or consents to the appointment of a liquidator, curator or judicial manager of all or a substantial part of its property, or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if any order of any court is made confirming any application made by or against it under the provisions of any insolvency law or if a judicial manager, curator or liquidator takes charge or control of it or of its property or affairs for the purpose of judicial management, liquidation or curatorship a successor Transfer Agent, Paying Agent or Calculation Agent (as the case may be), which shall be a reputable institution of good standing may be appointed by the Issuer on written notice to the successor Transfer Agent, Paying Agent or Calculation Agent (as the case may be) and subject to such successor Transfer Agent, Paying Agent or Calculation Agent agreeing in writing to be bound by the terms and conditions of this Agency Agreement. Upon the appointment as aforesaid of a successor Transfer Agent, Paying Agent or Calculation Agent and acceptance by the agent of such appointment the Transfer Agent, Paying Agent or Calculation Agent so superseded shall cease to be the agent hereunder with immediate effect.

26.8	Should the Transfer Agent or the Paying Agent or Calculation Agent commit any breach of any term or condition of this Agreement, and fail to remedy that breach within a period of 3 (three) Business Days after the receipt of a written notice to that effect by the Issuer, then the Issuer shall without prejudice to its rights be entitled to terminate the Transfer Agent’s or the Paying Agent’s or the Calculation Agent’s appointment (as the case may be) and remove such agent. A successor agent, which shall be a reputable institution of good standing, may be appointed by the Issuer on written notice to the successor agent. Upon the appointment as aforesaid of a successor agent and acceptance by the agent of such appointment and upon expiry of the notice to be given under this clause 26.8, the agent so superseded shall cease to be the agent hereunder.

26.9	Upon its resignation or removal becoming effective, the Transfer Agent or the Paying Agent or the Calculation Agent, as the case may be -

26.9.1	shall forthwith transfer all monies in its possession and not yet paid out as contemplated in this Agreement, and all records and all forms of Certificates, kept in terms of this Agreement to the successor Transfer Agent, Paying Agent and Calculation Agent hereunder (as the case may be); and

26.9.2	shall be entitled to the payment by the Issuer of its commissions, fees and expenses for the services theretofore rendered hereunder in accordance with the terms of clause 23; and

26.9.3	shall not have any further duties, obligations, liabilities or responsibilities hereunder.

26.10	Upon its appointment becoming effective, a successor Transfer Agent, Paying Agent or Calculation Agent (as the case may be) shall, without further act or formality, become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of its predecessor with like effect as if originally named as Transfer Agent or Paying Agent or Calculation Agent (as the case may be) hereunder.

26.11	Notwithstanding any provision of this Agreement to the contrary, the parties acknowledge and agree that the Issuer shall at all times be entitled to act as Transfer Agent and/or Paying Agent and/or Calculation Agent provided that it has assumed any such capacity in terms of this Agreement.

26.12	Should the Issuer assume the position of Transfer Agent and/or Paying Agent and/or Calculation Agent as contemplated herein, this Agreement will continue to be a binding legal agreement on the Issuer to the extent that -

26.12.1	it is incorporated by reference in the Programme Memorandum and shall, to that extent, impose binding rights and obligations upon the Issuer acting as Transfer Agent, and/or Paying Agent and/or Calculation Agent as a stipulation in favour of the Noteholders (which shall be deemed to have been accepted by them upon subscription for or purchase of the Notes); and

26.12.2	any third party executes a letter of accession to this Agreement, this Agreement shall, impose binding rights and obligations upon the Issuer and such third party; and

26.12.3	any action, conduct or functions in such role shall be understood to mean that the Issuer shall perform such action, conduct or function itself; and

26.12.4	requirements for consultation, indemnification by or of, payment by or to, delivery by or to, notice by or to, consent by or to or agreement between the Issuer and such Transfer Agent, Calculation Agent or Paying Agent (as the case may be) shall be disregarded to the extent that the Issuer performs such role.

27	MERGER AND CONSOLIDATION

27.1	Any corporation into which the Transfer Agent and/or Paying Agent and/or Calculation Agent may be merged or converted, or any corporation with which the Transfer Agent and/or Paying Agent and/or Calculation Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Transfer Agent and/or Paying Agent and/or Calculation Agent shall be a party, or any corporation to which the Transfer Agent and/or Paying Agent and/or Calculation Agent shall sell or otherwise transfer all or substantially all the assets and/or business of the Transfer Agent and/or Paying Agent and/or Calculation Agent shall, on the date when such merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Transfer Agent or Paying Agent or Calculation Agent (as the case may be) under this Agreement without the execution of any written agreement or any further act on the part of the parties hereto, unless otherwise required by the Issuer and after the said effective date all references in this Agreement to the Transfer Agent and/or Paying Agent and/or Calculation Agent shall be deemed to be references to such corporation.

27.2	Written notice of any such merger, conversion, consolidation or transfer shall forthwith be given to the Issuer by the Transfer Agent and/or the

Paying Agent and/or the Calculation Agent (as the case may be) as soon as the Transfer Agent and/or the Paying Agent and/or the Calculation Agent (as the case may be) is reasonably able to do so. On the merger, conversion, consolidation or transfer of the Transfer Agent and/or Paying Agent and/or Calculation Agent it shall give or cause to be given a notice therefor to the Noteholders in accordance with the Terms and Conditions.

28	CHANGE OF SPECIFIED OFFICE

If the Transfer Agent and/or Paying Agent and/or Calculation Agent determines to change its specified office it shall (after having, in any such case other than a change of specified office within the same city, obtained the prior written approval of the Issuer thereto) give to the Issuer written notice of such determination giving the address of the new specified office and stating the date on which such change is to take effect, which shall not be less than 45 days thereafter. The Transfer Agent and/or Paying Agent and/or Calculation Agent shall within 15 days of having given such notice to the Issuer (unless the appointment of the Transfer Agent and/or Paying Agent and/or Calculation Agent is to terminate pursuant to clause 26 on or prior to the date of such change) give or cause to be given notice thereof to the Noteholders in accordance with the Terms and Conditions.

29	NOTICES

29.1	Any notice or communication given hereunder shall be sufficiently given or served -

29.1.1	if delivered in person or posted by registered post to the relevant address specified on the signature pages hereof and, if so delivered, shall be deemed to have been received at time of delivery; or

29.1.2	if sent by facsimile to the relevant number specified on the signature pages hereof and, if so sent, shall be deemed to have been delivered when an acknowledgement of receipt is received.

29.2	Where a communication is received after business hours it shall be deemed to be received and become effective on the next Business Day. Every communication shall be irrevocable save in respect of any manifest error therein or with the agreement of the recipient.

29.3	All notices received by the Transfer Agent from Noteholders shall forthwith be copied by the Transfer Agent to the Issuer.

30	TAXES AND STAMP DUTIES

The Issuer agrees to pay any and all stamp and other documentary taxes and duties which may be payable in the Republic of South Africa in connection with the execution, delivery, performance and enforcement of this Agreement.

31	OTHER COSTS

The Issuer agrees to pay any and all other costs (in addition to those referred to in clause 30) which may be payable in the Republic of South Africa in connection with the execution, delivery, performance and enforcement of this Agreement (including, but not limited to, legal fees, advertising fees and postage costs).

32	AMENDMENTS

This Agreement may be amended in writing by agreement between the Issuer, the Transfer Agent, the Paying Agent and the Calculation Agent but without the consent of any Noteholder, for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective provision contained herein or in any manner which the parties may mutually deem necessary or desirable and which shall not be materially prejudicial to the interests of the Noteholders. The Issuer, the Transfer Agent and the Paying Agent may also agree to any modification pursuant to Condition 18 of the Terms and Conditions.

33	GOVERNING LAW AND SUBMISSION TO JURISDICTION

33.1	This Agreement is governed by, and shall be construed in accordance with, the laws of the Republic of South Africa.

33.2	Each of the parties hereto hereby irrevocably consents to the non-exclusive jurisdiction of the South Gauteng High Court in relation to any disputes which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceedings (together referred to as “Proceedings”) arising out of or in connection with this Agreement may be brought in such court. Each of the parties hereto hereby irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any such Proceedings in any such court and any claim that any such Proceedings have been brought in an inconvenient forum and hereby further irrevocably agrees that a judgement in any such Proceedings brought in the above South African court shall be conclusive and binding upon the parties hereto and may be enforced in the courts of any other jurisdiction. Nothing contained in this clause shall limit any right to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

34	DISPUTE RESOLUTION

In the event of there being any dispute or difference between the Parties arising out of this Agreement, or in connection with it, or regarding its interpretation, validity, execution, implementation, termination or cancellation, the said dispute or difference will first, on written demand by any Party to the dispute be submitted to the Head of Treasury of each party, or a manager of similar seniority and status, for resolution. Should the designated representatives fail to resolve the said dispute with a period of 21 days from written submission, each party shall be entitled to follow its rights in terms of this Agreement.

35	COUNTERPARTS

This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

SIGNED at Sandton on 6 April 2009

For and on behalf of GOLD FIELDS LIMITED (as Issuer)		For and on behalf of GOLD FIELDS LIMITED (as Issuer)

/s/ Nicholas John Holland		/s/ Gayle Margaret Wilson
Signature:		Signature:

Nicholas John Holland		Gayle Margaret Wilson
Name:		Name:

CEO		Director
Designation:		Designation:

Address: Tel: Fax: Attention:	150 Helen Road, Sandown, Sandton +2711 562 9700 +2711 562 9825 Chief Financial Officer

SIGNED at Sandton on 6 April 2009

For and on behalf of ABSA CAPITAL (a division of ABSA BANK LIMITED) (as Paying Agent)		For and on behalf of ABSA CAPITAL (a division of ABSA BANK LIMITED) (as Paying Agent)

/s/ Jacques Els
Signature:		Signature:

Jacques Els
Name:		Name:

Head: Debt Capital Markets
Designation:		Designation:

Address: Tel: Fax: Attention:	15 Alice Lane, Sandton, 2196 +2711 895 7027 +2711 895 7829 Head: Debt Capital Markets

SIGNED at Sandton on 6 April 2009

For and on behalf of ABSA CAPITAL (a division of ABSA BANK LIMITED) (as Transfer Agent)		For and on behalf of ABSA CAPITAL (a division of ABSA BANK LIMITED) (as Transfer Agent)

/s/ Jacques Els
Signature:		Signature:

Jacques Els
Name:		Name:

Head: Debt Capital Markets
Designation:		Designation:

Address: Tel: Fax: Attention:	15 Alice Lane, Sandton, 2196 +2711 895 7027 +2711 895 7829 Head: Debt Capital Markets

SCHEDULE 1

TERMS AND CONDITIONS OF THE NOTES

This section of the Programme Memorandum headed “Terms and Conditions of the Notes” is incorporated herein by reference

SCHEDULE 2

FORM OF NOTES

Part I: Form of Certificate for Registered Notes

PART I

FORM OF REGISTERED NOTES

Instrument Stock Code	Certificate Number	Issued under Gold Fields Limited Domestic Medium Term Note Programme (the “Programme”)	Aggregate Principal Amount

References herein to the Terms and Conditions shall be to the Terms and Conditions of the Notes incorporated herein by reference and as found in the section of the Programme Memorandum headed “Terms and Conditions of the Notes” (the “Programme Memorandum”)”, which expression shall be construed as a reference to that programme memorandum, as amended, supplemented or restated as of the date hereof) dated [—] and executed by the Issuer as modified and supplemented by the information set out in the Pricing Supplement. In the event of any conflict between the provisions of that section in the Programme Memorandum and the information set out in the Pricing Supplement, the Pricing Supplement will prevail.

	Redeemable	ISIN Number

Series/	GOLD FIELDS LIMITED (a public company duly incorporated under the company laws of the Republic of South Africa under registration number [—]) (the “Issuer”)
Tranche/

The Notes represented by this Certificate have not been, and will not be, registered under the United States Securities Act of 1933, as amended

(“the Securities Act”).

The Notes may not be offered, sold or delivered within the United States or to or for the account or benefit of United States persons except in certain transactions exempt from the registration requirements of the Securities Act.

NAME AND PRINCIPAL ADDRESS OF THE ISSUER	REGISTERED ADDRESS OF TRANSFER AGENT
[—]

Words and expressions defined or set out in the Terms and Conditions and/or the Pricing Supplement shall bear the same meaning when used herein.

This is to certify that the under-mentioned Noteholder is, at the date hereof, entered in the Register as the holder of the Principal Amount of Notes, as stated below, of the duly authorised issue of Notes (the “Notes”) described, and having the provisions specified in the Pricing Supplement attached hereto (the “Pricing Supplement”) and the Terms and Conditions (as defined below).

This Certificate is issued, subject to, and with the benefit of, the Terms and Conditions and the Agency Agreement (as defined below).

Subject to and in accordance with the Terms and Conditions, the registered holder(s) of this Certificate only is/are entitled to receive:
(a)

on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as the Notes may become due and payable in accordance with the Terms and Conditions, the principal amount(s) payable under the Terms and Conditions in respect of the Notes on each such due date; and

(b)

on each Interest Payment Date (if interest is payable) interest on the Notes calculated and payable as provided in the Terms and Conditions together with any other sums payable under the Terms and Conditions.

The Notes represented by this Certificate are transferable only in accordance with, and subject to, the provisions hereof (including the legend set out above) and of the Terms and Conditions and, if listed, the rules and operating procedures of Strate Limited and The Bond Exchange of South Africa Limited or any other relevant exchange upon which the Notes are listed. This Certificate is governed by, and shall be construed in accordance with, South African law. This Certificate shall not be valid unless authenticated by the Transfer Agent.

Stamp Duty (if due upon issue) has been paid.

A copy of the Programme Memorandum dated [— ], as amended or supplemented, executed by the Issuer in respect of the Programme, may be obtained from the Transfer Agent.

Name and Address of Noteholder	Reference Number	Date of Registration	Certificate Number	Principal Amount	Audited

Given on behalf of the Issuer
This certificate must be read in conjunction with the Pricing Supplement dated: [—]	WITHOUT RECOURSE, WARRANTY OR LIABILITY BY

NO TRANSFER OF THIS HOLDING MAY BE
REGISTERED WITHOUT THE PRODUCTION OF THIS CERTIFICATE	AUTHORISED SIGNATORY	AUTHORISED SIGNATORY
	Date:	Date:

This Certificate is issued, subject to, and with the benefit of, the Terms and Conditions, the Pricing Supplement and the Agency Agreement (as defined below).

References herein to the Terms and Conditions shall be to the Terms and Conditions of the Notes incorporated herein by reference and as found in the section of the Programme Memorandum headed “Terms and Conditions of the Notes” (the “Programme Memorandum”)”, which expression shall be construed as a reference to that programme memorandum, as amended, supplemented or restated as of the date hereof) dated 6 October 2009 and executed by the Issuer as modified and supplemented by the information set out in the Pricing Supplement. In the event of any conflict between the provisions of that section in the Programme Memorandum and the information set out in the Pricing Supplement, the Pricing Supplement will prevail.

Words and expressions defined or set out in the Terms and Conditions and/or the Pricing Supplement shall bear the same meaning when used herein.

The ultimate borrower under the Programme in respect of the Notes is identified in the Pricing Supplement. The Issuer is a going concern and can in all circumstances be reasonably expected to meet its commitments under this certificate as and when they fall due. Pricewaterhouse Coopers, the auditors of the Issuer confirm that in their opinion, the issue of the Notes in accordance with the Terms and Conditions pursuant to the Programme Memorandum complies in all respects with the provisions of the Commercial Paper Regulations.

Subject to and in accordance with the Terms and Conditions, the holder(s) of this Certificate only is/are entitled to receive:

(a)	on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as the Notes may become due and payable in accordance with the Terms and Conditions, the principal amount(s) payable under the Terms and Conditions in respect of the Notes on each such due date; and

(b)	on each Interest Payment Date (if interest is payable) interest on the Notes calculated and payable as provided in the Terms and Conditions together with any other sums payable under the Terms and Conditions.

The Notes represented by this Certificate are transferable only in accordance with, and subject to, the provisions hereof (including the legend set out above) and of the Terms and Conditions and as contemplated in clauses 6.2 and 6.3 of the Agency Agreement. This Certificate is governed by, and shall be construed in accordance with, South African law. This Certificate shall not be valid unless authenticated by the Transfer Agent.

Stamp Duty (if due upon issue) has been paid.

Each of GFI Mining South Africa (Proprietary) Limited, Gold Fields Operations Limited, Gold Fields Orogen Holding (BVI) Limited and Gold Fields Holdings Company (BVI) Limited guarantees the payment obligations of the Issuer under the Notes represented by this Certificate.

A copy of the Programme Memorandum dated 6 October 2009, as amended or supplemented, executed by the Issuer in respect of the Programme, may be obtained from the Paying Agent.

SCHEDULE 3

PRICING SUPPLEMENT

SCHEDULE 4

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1.	The Issuer may at any time convene a meeting of all Noteholders or holders of any Series of Notes upon at least 21 days’ prior written notice to such Noteholders and to the Central Securities Depository. This notice is required to be given in terms of Condition 19. Such notice shall specify the date, place and time of the meeting to be held, which place shall be in the Republic of South Africa.

2.	Every director or duly appointed representative of the Issuer may attend and speak at a meeting of Noteholders, but shall not be entitled to vote, other than as a proxy or representative of a Noteholder.

3.	Noteholders holding not less than 10% (ten per cent) in Nominal Amount of the outstanding Notes or Series of Notes shall be able to request the Issuer to convene a meeting of Noteholders. Should the Issuer fail to requisition such a meeting within 10 days of such a request being received by the Issuer, the Noteholders requesting such a meeting may convene such meeting.

4.	A Noteholder may by an instrument in writing (a “form of proxy”) signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation, appoint any person (a “proxy”) to act on his or its behalf in connection with any meeting or proposed meeting of the Noteholders.

5.	Any Noteholder which is a corporation may by resolution of its directors or other governing body authorise any person to act as its representative (a “representative”) in connection with any meeting or proposed meeting of the Noteholders.

6.	Any proxy or representative appointed shall, so long as the appointment remains in force, be deemed for all purposes in connection with any meeting or proposed meeting of the Noteholder specified in the appointment, to be the holder of the Notes to which the appointment relates and the holder of the notes shall be deemed for such purposes not to be the holder.

7.	The chairman of the meeting shall be appointed by the Issuer. The procedures to be followed at the meeting shall be as determined by the chairman subject to the remaining provisions of Condition 19. Should the Noteholder requisition a meeting, and the Issuer fail to call such a meeting within 10 days of the requisition, then the chairman of the meeting held at the instance of the Noteholders shall be selected by a majority of Noteholders present in person, by representative or by proxy.

8.	At any such meeting one or more Noteholders present in person, by representative or by proxy, holding in aggregate not less than one third of the Nominal Amount of

Notes or Series of Notes for the time being outstanding shall form a quorum for the transaction of business. On a poll, each Noteholder present in person or by proxy at the meeting shall have the number of votes equal to the number of Notes, by denomination, held by the Noteholder.

9.	At any such meeting one or more Noteholders present in person, by representative or by proxy, holding in aggregate not less than one third of the Nominal Amount of Notes or Series of Notes for the time being outstanding shall form a quorum for the transaction of business. On a poll, each Noteholder present in person or by proxy at the meeting shall have the number of votes equal to the number of Notes, by denomination, held by the Noteholder.

10.	If within half an hour (or such longer period as those present may agree) after the time appointed for such meeting, the said quorum is not present, the meeting will stand adjourned to the same day of the next week (or if that day is not a business day, the following business day) at the same time and place. Written notice of such adjourned meeting (incorporating an agenda) shall be given to all Noteholders or Noteholders of the relevant Series not less than 72 (seventy two) hours before such adjourned meeting is to be held.

11.	At such adjourned meeting, provided that one or more Noteholders in person, by representative or by proxy are present, such Noteholders or Noteholders of the relevant Series shall form the quorum for the transaction of business.

SCHEDULE 5

FORM OF PUT NOTICE

GOLD FIELDS LIMITED

ZAR10,000,000,000 DOMESTIC MEDIUM TERM NOTE PROGRAMME

TRANCHE [—] SERIES [—]

By depositing this duly completed Notice together with the attached Certificate(s) referred to below with the Transfer Agent, the undersigned holder of the above series of Notes (the “Notes”) irrevocably exercises its option to have [the full/         Principal Amount of]1 such Notes redeemed in accordance with Condition 11 of the Terms and Conditions of the Notes on the Optional Redemption Date.

This Notice relates to Notes in the aggregate Principal Amount of [— ]:

Certificate(s) bearing the following serial numbers are hereby surrendered:

If the Certificate(s) [or a new Certificate(s) in respect of the balance of the Notes]1 referred to above are to be returned2 to the undersigned under clause 17.4 of the Agency Agreement, they should be returned by post to:

[1]	Delete as applicable.
[2]	The Agency Agreement provides that Certificates so returned will be sent by post, uninsured and at the risk of the Noteholder, unless the Noteholder otherwise requests and pays the costs of such insurance to the relevant Agent at the time of depositing the Certificate referred to above.

Payment Instructions in relation to Certificate(s)

Please make payment in respect of the above-mentioned Notes by [cheque posted to the above address/transfer to the following bank account]2:

Bank:

Branch Address:

Branch Code:

Account Number:

Signature of holder:

Duly authorised on behalf of [ ]

[To be completed by recipient Transfer Agent]

Received by:

[Signature and stamp of Transfer Agent]

At its office at:

On:

The Transfer Agent with whom the above-mentioned Certificate(s) is/are deposited will not in any circumstances be liable to the depositing Noteholder or any other person for any loss or damage arising from any act, default or omission of the Transfer Agent in relation to the said Certificates or any of them unless such loss or damage was caused by the fraud or gross negligence of such Transfer Agent or its directors, officers or employees.

[2]	Delete as applicable

This Put Notice is not valid unless all of the clauses requiring completion are duly completed. Once validly given this Put Notice is irrevocable except in the circumstances set out in clause 17.4 of the Agency Agreement.

SCHEDULE 6

GOLD FIELDS LIMITED

BANKING DETAILS

To be provided in writing to the Transfer Agent and Paying Agent from time to time.

APPENDIX A

ACCESSION LETTER

[Date:]

To:	Gold Fields Limited (the “Issuer”)
[—],
CC:	[Existing Transfer Agent, if applicable]

Dear Sirs

ACCESSION LETTER

We, [prospective Transfer Agent], refer to the Agency Agreement dated [—] (which agreement, as amended and/or supplemented and/or restated from time to time, is referred to herein as the “Agency Agreement”).

Words and expressions defined in the Agency Agreement shall have the same meanings in this Transfer Agent Accession Letter.

(1)	We hereby confirm that we are to assume the role and duties of the Transfer Agent with effect from [date] under and in accordance with the terms of the Agency Agreement.

(2)	We acknowledge and agree that upon and by reason of our delivering this Transfer Agent Accession Letter to the Issuer we will thereby forthwith become a party to the Agency Agreement as the Transfer Agent thereunder and shall be entitled to the rights and benefits, and be bound by the obligations, of the Transfer Agent thereunder.

(3)	Our facsimile number, telephone number and address for the purpose of notice under the Agency Agreement are as follows:

Address:

Contact:

Facsimile No:

Telephone:

SIGNED at                                               on this the      day              20    .

[Name of prospective Transfer Agent]

Name of signatory:

Capacity:

Who warrants his authority hereto

APPENDIX B

FORM OF CALCULATION AGENCY AGREEMENT

CALCULATION AGENCY AGREEMENT

in respect of Gold Fields Limited

ZAR10,000,000 DOMESTIC MEDIUM TERM NOTE PROGRAMME

Dated [—]

Between

Gold Fields Limited

as Issuer

and

[INSERT]

as Calculation Agent

CALCULATION AGENCY AGREEMENT

1	PARTIES

THIS AGREEMENT is entered into on [—] between:

1.1	Gold Fields Limited, (the “Issuer”); and

1.2	[INSERT] (the “Calculation Agent”).

2	INTRODUCTION

2.1	The Issuer entered into a Programme Agreement with the Arranger and Dealers named therein dated [—] (as such agreement may be amended and/or supplemented and/or restated from time to time) (the “Programme Agreement”), under which the Issuer may issue Notes (the “Notes”) with an aggregate nominal amount of up to ZAR10,000,000,000.

2.2	The Notes will be issued subject to and with the benefit of an Agency Agreement (the “Agency Agreement” which expression includes the same as it may be amended, supplemented or restated from time to time) dated [—] and entered into between the Issuer, Absa Capital and its successor or successors for the time being under the Agency Agreement.

3	INTERPRETATION

Terms and expressions defined in the Programme Agreement, the Issuer’s Programme Memorandum dated [—] as amended or supplemented from time to time and which is issued pursuant to the Programme Agreement (the “Programme Memorandum”), or the Agency Agreement and the schedules and appendices thereto shall have the same meanings in this Agreement, except where the context requires otherwise or unless otherwise stated.

4	APPOINTMENT OF THE CALCULATION AGENT

The Issuer hereby appoints [Insert] as the Calculation Agent in respect of the particular Tranche or Series of Notes described in the Calculation Schedule hereto (the “Relevant Notes”) for the purposes set out in clause 5, all upon the provisions hereinafter set out. The agreement of the parties hereto that this Agreement is to apply to each Tranche or Series of Relevant Notes shall be evidenced by the manuscript annotation and signature in counterpart of the Schedule hereto.

5	DUTIES OF THE CALCULATION AGENT

The Calculation Agent shall in relation to each Tranche or Series of Relevant Notes perform all the functions and duties imposed on the Calculation Agent by the Terms and Conditions of the Relevant Notes (the “Conditions”), the Notes, the Programme Memorandum, the Operations and Procedures Memorandum and the Applicable Pricing Supplement, including endorsing the Schedule hereto appropriately in relation to each Tranche or Series of Relevant Notes.

6	COMMISSIONS AND EXPENSES

The Issuer agrees to pay to the Calculation Agent such fees and commissions, if any, as the Issuer and the Calculation Agent shall separately agree in respect of the services of the Calculation Agent hereunder together with any reasonable expenses (including legal, printing, postage, fax, cable and advertising expenses) incurred by the Calculation Agent in connection with its said services.

7	INDEMNITY

7.1	The Issuer indemnifies the Calculation Agent against any losses, liabilities, costs, claims, actions, demands or expenses (including, but not limited to, all reasonably and properly incurred costs, charges and expenses paid or incurred in disputing or defending any of the foregoing but excluding any indirect or consequential loss or damages) which it may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement except such as may result from its own default, negligence or bad faith or that of its officers, directors or employees or agents or the breach by it of the terms of this Agreement.

7.2	The Calculation Agent indemnifies the Issuer against any losses, liabilities, costs, claims, actions, demands or expenses (including, but not limited to, all reasonably and properly incurred costs, legal fees, charges and expenses paid or incurred in disputing or defending any of the foregoing but excluding any indirect or consequential loss or damages) which the Issuer may incur or which may be made against the Issuer as a result of or in connection with the breach by the Calculation Agent of the terms of this Agreement or its default, negligence or bad faith or that of its officers, directors or employees or agents.

7.3	Each indemnified person in clauses 7.1 and 7.2, as the case may be, shall certify all losses, liabilities, costs, claims, actions, demands or expenses which it may incur (including a reasonable description thereof) to the indemnifying person. Each indemnified person shall act in good faith to minimise such losses, liabilities, costs, claims, actions, demands or expenses and to minimise the amounts otherwise payable by the indemnifying person under this Agreement.

8	TERMS AND CONDITIONS OF APPOINTMENT

8.1	In acting hereunder and in connection with the Relevant Notes, the Calculation Agent shall act as agent of the Issuer and shall not thereby assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Relevant Notes, Coupons.

8.2	In relation to each issue of Relevant Notes, the Calculation Agent shall be obliged to perform such duties and only such duties as are stated herein and in the Terms and Conditions, the Applicable Pricing Supplement and the Operations and Procedures Memorandum specifically set forth and no implied duties or obligations shall be read into this Agreement or the Terms and Conditions, the Applicable Pricing Supplement or the Operations and Procedures Memorandum against the Calculation Agent, other than the duty to act honestly and in good faith and to exercise the diligence of a reasonably prudent expert in comparable circumstances.

8.3	The Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted in reliance upon any instruction, request or order from the Issuer or upon any notice, resolution, direction, consent, certificate, affidavit, statement, cable, or other paper or document which it reasonably believes upon proper investigation to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the Issuer.

8.4	The Calculation Agent and any of its officers, directors and employees may become the owner of, or acquire any interest in, any Notes with the same rights that it or he would have if the Calculation Agent were not appointed hereunder, and may engage or be interested in any financial or other transaction with the Issuer and may act on, or as depository, trustee or agent for, any committee or body of holders of Notes or in connection with any other obligations of the Issuer as freely as if the Calculation Agent were not appointed hereunder.

8.5	The Issuer shall provide the Calculation Agent with a certified copy of the list of persons authorised to execute documents and take action on its behalf in connection with this Agreement as listed in the Initial Documentation List in the Programme Agreement and shall notify the Calculation Agent immediately in writing if any of such persons ceases to be so authorised or if any additional person becomes so authorised together, in the case of an additional authorised person, with evidence satisfactory to the Calculation Agent that such person has been so authorised.

8.6	The Calculation Agent agrees to allow the internal audit personnel of the Issuer as well as the Issuer’s external auditors to perform regular audits on the records, systems and documents in the possession of the Calculation Agent, which pertain to this Agreement and the role of the Calculation Agent as agent to the Issuer hereunder.

8.7	The Calculation Agent hereby warrants that it carries and will continue to carry, for so long as it is party to this Agreement, sufficient and proper insurance in relation to any breach by it of its obligations under this Agreement, the Terms and Conditions as well as the Operations and Procedures Memorandum.

9	TERMINATION OF APPOINTMENT

9.1	The Issuer may terminate the appointment of the Calculation Agent at any time by giving to the Calculation Agent at least 45 days prior written notice to that effect, provided that, so long as any of the Relevant Notes are Outstanding such notice shall not expire less than 10 days before any date upon which any payment is due in respect of any Relevant Notes and the Notice shall be deemed to be extended accordingly unless the Issuer elects to terminate the appointment immediately where it is entitled to do so in terms of this Agreement.

9.2	The Calculation Agent may (subject as provided in clause 9.3) at any time resign as Agent by giving at least 90 (ninety) days’ written notice to the Issuer of such intention on its part, specifying the date on which its desired resignation shall become effective. Following receipt of a notice of resignation from the Calculation Agent, the Issuer shall promptly give notice thereof to the holders of the Relevant Notes in accordance with the Terms and Conditions.

9.3	Any resignation under clause 9.2 or removal under clause 9.1 shall only take effect upon the appointment by the Issuer as hereinafter provided, of the successor Calculation Agent and (other than in cases of insolvency of the relevant Calculation Agent or cancellation for breach) on the expiry of the notice to be given under clause 9.2. The Issuer agrees with the Calculation Agent that if, by the day falling 10 days before the expiry of any notice under clause 9.2, a successor Agent has not been appointed, then the Calculation Agent shall be entitled, on behalf of the Issuer, to appoint as a successor Calculation Agent in its place a reputable institution of good standing approved by the Issuer (such approval not to be unreasonably withheld or delayed).

9.4	Notwithstanding the provisions of clause 9.1, if at any time -

9.4.1	the Calculation Agent becomes incapable of acting, or is placed in liquidation or under judicial management whether provisionally or finally or is voluntarily wound up by either its members or its creditors whether provisionally or finally or is placed under curatorship or makes an assignment for the benefit of its creditors or consents to the appointment of a liquidator or judicial manager or curator of all or any substantial part of its property, or it admits in writing its inability to pay or meet its debts as they may mature or suspends payment thereof, or if any order of any court is made approving any application brought by or against it under the provisions of any applicable insolvency law or if any officer takes charge or control of the Calculation Agent or of its property or affairs for the purpose of judicial management, liquidation or curatorship; or

9.4.2

the Calculation Agent fails duly to perform any function or duty imposed upon it by the Terms and Conditions or this Agreement or commits any breach of this Agreement or the Terms and Conditions which is not remedied within a period of 3 (three) Business Days after the receipt of a written notice to that effect by the Issuer, the Issuer may forthwith without notice terminate the appointment of the Calculation Agent, in which event notice thereof shall be given to the holders of the Relevant Notes in accordance with the Terms and Conditions as soon as practicable thereafter.

9.5	The termination of the appointment pursuant to clause 9.1 or 9.2 of the Calculation Agent hereunder shall not entitle the Calculation Agent to any amount by way of compensation but shall be without prejudice to any amount in respect of fees, commissions and expenses then due.

9.6	Notwithstanding the provisions of clauses 9.1 and 9.2, so long as any of the Relevant Notes is Outstanding, the termination of the appointment of the Calculation Agent (whether by the Issuer or by the resignation of the Calculation Agent) shall not be effective unless upon the expiry of the relevant notice (if any) a successor Calculation Agent has been appointed.

9.7	Upon its appointment becoming effective, a successor Calculation Agent shall without further act, deed or conveyance, become vested with all the authority, rights, powers, trusts, immunities, duties and obligations under the Terms and Conditions, the Operations and Procedures Memorandum and this Agreement of such predecessor with like effect as if originally named as the Calculation Agent hereunder.

9.8	If the appointment of the Calculation Agent hereunder is terminated (whether by the Issuer or by the resignation of the Calculation Agent), the Calculation Agent shall on the date on which such termination takes effect deliver to the successor Calculation Agent all monies in its possession and not yet paid out as contemplated in this Agreement and all records kept in terms of this Agreement, and be entitled to the payment by the Issuer of its commissions, fees and expenses for the services rendered hereunder up to such date.

9.9	Any corporation into which the Calculation Agent may be merged or converted, or any corporation with which the Calculation Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Calculation Agent shall be a party, or any corporation to which the Calculation Agent shall sell or otherwise transfer all or substantially all of its assets shall, on the date when such merger, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Calculation Agent under this Agreement without the execution of any written agreement or any further act on the part of any of the parties hereto, unless otherwise required by the Issuer, and after the said effective date all references in this Agreement to the Calculation Agent shall be deemed to be references to such corporation. Written notice of any such merger, conversion, consolidation or transfer shall forthwith be given to the Issuer and the Transfer Agent as soon as the Calculation Agent is reasonably able to do so. On the merger, conversion, consolidation or transfer of the Calculation Agent, the Calculation Agent shall give or cause to be given notice thereof to the Noteholders in accordance with the Terms and Conditions.

10	DETERMINATIONS AND NOTIFICATIONS IN RESPECT OF NOTES

10.1	The Calculation Agent shall, unless otherwise agreed, make all such determinations and calculations (howsoever described) as it is required to do under the Terms and Conditions, all subject to and in accordance with the Terms and Conditions and the Applicable Pricing Supplement.

10.2	The Calculation Agent shall not be responsible to the Issuer or to any third party (except in the event of negligence, default or bad faith of the Calculation Agent, as the case may be) as a result of the Calculation Agent having acted on any quotation given by any Reference Bank (as defined in clause 11.1.5) which subsequently may be found to be incorrect.

10.3	The Calculation Agent shall promptly notify (and confirm in writing to) the Issuer, the Relevant Financial Exchange (if any), the Paying Agent, the Transfer Agent and Noteholders (where the Transfer Agent is not the Calculation Agent) of, inter alia, each Interest Rate, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Terms and Conditions and the Applicable Pricing Supplement as soon as practicable after the determination thereof (and in any event not later than 10 Business Days, prior to the relevant Interest Payment Date) and of any subsequent amendment thereto pursuant to the Terms and Conditions.

10.4	The Calculation Agent shall use reasonable endeavours to cause each Interest Rate, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Terms and Conditions or the Applicable Pricing Supplement to be published as required in accordance with the Terms and Conditions as soon as possible after their determination or calculation.

10.5	If the Calculation Agent does not for any reason determine and/or calculate and/or publish the Interest Rate, Interest Amount and/or Interest Payment Date in respect of any Interest Period or any other amount, rate or date as provided in this clause 10.1, it shall forthwith notify the Issuer, the Transfer Agent and the Paying Agent.

10.6

The Calculation Agent shall in relation to each Series of relevant Notes, perform all the functions and duties imposed on the Calculation Agent by the Terms and Conditions of the relevant Notes. Should the Relevant Dealer or (in the case of a syndicated issue) the Lead Manager agree with the Issuer to appoint, in relation to a particular Tranche or Series of Notes, such Dealer or Lead Manager or another person nominated by such Dealer or Lead Manager, as Calculation Agent in the place of the original Calculation Agent, then the appointment of such Dealer or Lead Manager shall be automatic upon the issue of the relevant Tranche or Series of Notes, and such appointment shall, except as agreed between the relevant parties, be on the terms and conditions as set out in this Agreement in relation to that Tranche or Series of Notes and the Calculation Schedule to this Agreement shall be deemed to be duly annotated to include such

Tranche or Series of Notes. The name of the agent acting as Calculation Agent, or as the case may be, the Dealer or Lead Manager or other entity acting as Calculation Agent shall be entered in the Applicable Pricing Supplement.

11	INTEREST DETERMINATION, INCLUDING FALLBACK PROVISIONS

11.1	Screen Rate Determination

11.1.1	Where Screen Rate Determination is specified in the Applicable Pricing Supplement as the manner in which the Interest Rate is to be determined, the Interest Rate for each Interest Period will, save as provided below, be either -

11.1.1.1	the offered quotation (if there is only one quotation on the Relevant Screen Page); or

11.1.1.2	the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.00005 being rounded upwards) of the offered quotations,

for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at 12h00 (Johannesburg time) on the Interest Determination Date in question plus or minus (as indicated in the Applicable Pricing Supplement) the Margin (if any), all as determined by the Calculation Agent. If five or more such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Calculation Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

11.1.2	If the Relevant Screen Page is not available or if, in the case of clause 11.1.1.1 above, no such offered quotation appears or, in the case of 11.1.1.2 above, fewer than three such offered quotations appear, in each case as at the time specified in the preceding clause the Calculation Agent shall request the principal Johannesburg office of each of the Reference Banks (as defined below) to provide the Calculation Agent with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate at approximately 12h00 (Johannesburg time) on the Interest Determination Date in question. If two or more of the Reference Banks provide the Calculation Agent with such offered quotations, the Interest Rate for such Interest Period shall be the arithmetic mean (rounded if necessary to the fifth decimal place with 0.00005 being rounded upwards) of such offered quotations plus or minus (as appropriate) the Margin (if any), all as determined by the Calculation Agent.

11.1.3

If the Interest Rate cannot be determined by applying the provisions of clauses 11.1.1 and 11.1.2 above, the Interest Rate for the relevant Interest Period shall be the rate per annum which the Calculation Agent determines as being the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.00005 being rounded upwards) of the rates, as communicated to (and at the request of) the Calculation Agent by the Reference Banks or any two or more of them, at which such banks offered, at approximately 12h00 (Johannesburg time) on the relevant Interest Determination Date, deposits in an amount approximately equal to the nominal amount of the Notes of the relevant Series, for a period equal to that which would have been used for the Reference Rate to prime banks in the Johannesburg inter-bank market plus or minus (as appropriate) the Margin (if any). If fewer than two of the Reference Banks provide the Calculation Agent with such offered rates, the Interest Rate for the relevant Interest Period will be determined by the Calculation Agent as the arithmetic mean (rounded as provided above) of the rates for deposits in an amount approximately equal to the nominal amount of the Notes of the relevant Series, for a period equal to that which would have been used for the Reference Rate, quoted at approximately 12h00 Johannesburg time on the relevant Interest Determination Date, by four leading banks in Johannesburg (selected by the Calculation Agent and approved by the Issuer) plus or minus (as appropriate) the Margin (if any). If the Interest Rate cannot be determined in accordance with the foregoing provisions of this clause, the Interest Rate shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period, in place of the Margin relating to that last preceding Interest Period).

11.1.4	If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the Applicable Pricing Supplement as being other than ZAR-JIBAR-SAFEX, the Interest Rate in respect of such Notes will be determined as provided in the Applicable Pricing Supplement.

11.2	“Reference Banks” means four leading banks in the South African inter-bank market selected by the Calculation Agent.

11.3	“ZAR – JIBAR SAFEX” means the mid-market rate for deposits in South African Rand (ZAR) for a period of the Designated Maturity which appears on the Reuters Screen SAFEY Page as at 12h00 (Johannesburg time) on the relevant date.

11.4	ISDA Determination

11.4.1	Where ISDA Determination is specified in the Applicable Pricing Supplement as the manner in which the Interest Rate is to be determined, the Interest Rate for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the Applicable Pricing Supplement) the Margin (if any).

11.4.2	For the purposes of this clause 11.2 -

11.4.2.1	“ISDA Rate” for an Interest Period means a rate equal to the Floating Rate that would be determined by the agent, specified in the Applicable Pricing Supplement under a notional interest rate swap transaction, if that agent were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the ISDA definitions and under which -

11.4.2.2	The Floating Rate Option is as specified in the Applicable Pricing Supplement;

11.4.2.3	The Designated Maturity is the period specified in the Applicable Pricing Supplement; and

11.4.2.4	The relevant Reset Date is either: (i) if the applicable Floating Rate Option is based on the mid-market rate for deposits in South African Rand which appears on the Reuters Screen SAFEY page as at 12h00 (Johannesburg time) (“ZAR-JIBAR-SAFEX”), on the first day of that Interest Period; or (ii) in any other case, as specified in the Applicable Pricing Supplement.

11.4.3	“Floating Rate”, “Floating Rate Option”, “Designated Maturity” and “Reset Date” have the meanings given to those expressions in the ISDA Definitions.

11.4.4	The Calculation Agent shall be deemed to have fulfilled its obligations as aforesaid if it has made the required determinations in the manner provided in Condition 11.2 of the Terms and Conditions.

12	NOTICES

12.1	Any notice or communication given hereunder shall be sufficiently given or served -

12.1.1	if delivered in person or by registered post to the relevant address specified on the signature pages hereof and, if so delivered, shall be deemed to have been delivered at time of receipt or within 7 days of posting; or

12.1.2	if sent by facsimile to the relevant number specified on the signature pages hereof and, if so sent, shall be deemed to have been delivered when an acknowledgement of receipt is received.

12.2	Where a communication is received after business hours it shall be deemed to be received and become effective on the next Business Day. Every communication shall be irrevocable save in respect of any manifest error therein or with the agreement of the recipient.

12.3	Notwithstanding the above, if the Calculation Agent determines to change its specified office it shall (after having, in any such case other than a change of specified office within the same city, obtained the prior written approval of the Issuer thereto) give to the Issuer written notice of such determination giving the address of the new specified office and stating the date on which such change is to take effect, which shall not be less than 45 days thereafter. The Calculation Agent shall within 15 days of having given such notice to the Issuer (unless the appointment of the Calculation Agent is to terminate on or prior to the date of such change) give or cause to be given notice thereof to the Noteholders in accordance with the Terms and Conditions.

13	DESCRIPTIVE HEADINGS AND COUNTERPARTS

13.1	The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

13.2	This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

14	GOVERNING LAW AND SUBMISSION TO JURISDICTION

14.1	This Agreement is governed by, and shall be construed in accordance with, the laws of the Republic of South Africa.

14.2	Each of the parties hereto hereby irrevocably consents to the non-exclusive jurisdiction the South Gauteng High Court, Johannesburg in relation to any disputes which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceedings (together referred to as “Proceedings”) arising out of or in connection with this Agreement may be brought in such court. Each of the parties hereto hereby irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any such Proceedings in any such courts and any claim that any such Proceedings have been brought in an inconvenient forum and hereby further irrevocably agrees that a judgment in any such Proceedings brought in the above South African court shall be conclusive and binding upon the parties hereto and may be enforced in the courts of any other jurisdiction. Nothing contained in this clause shall limit any right to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

SIGNED at                                  on this the      day             20    .

Name: [—]
Capacity: [—]

Who warrants his authority hereto

Gold Fields Limited

Address[—]
Contact:	[—]
Telephone:	[—]

SIGNED at                              on this the      day             20    .

Name: [—]
Capacity: [—]

Who warrants his authority hereto

[INSERT NAME]

[Insert address]

Contact:	[insert]
Telephone:	[insert]
Fax:	[insert]

CALCULATION SCHEDULE TO CALCULATION AGENCY AGREEMENT

Series number	Tranche Number	Issue Date	Maturity Date	Title and Nominal Amount	Annotation by Calculation Agent/Issuer

APPENDIX C

To:	Gold Fields Limited (the “Issuer”)

[insert address of the Issuer]

Dear Sirs

ACCESSION LETTER

We, [prospective Paying Agent], refer to the Agency Agreement dated [—] (which agreement, as amended and/or supplemented and/or restated from time to time, is referred to herein as the “Agency Agreement”).

Words and expressions defined in the Agency Agreement shall have the same meanings in this Paying Agent Accession Letter.

(1)	We hereby confirm that we are to assume the role and duties of the Paying Agent with effect from [date] under and in accordance with the terms of the Agency Agreement.

(2)	We acknowledge and agree that upon and by reason of our delivering this Paying Agent Accession Letter to the Issuer we will thereby forthwith become a party to the Agency Agreement as the Paying Agent thereunder and shall be entitled to the rights and benefits, and be bound by the obligations, of the Paying Agent thereunder.

(3)	Our facsimile number, telephone number and address for the purpose of notice under the Agency Agreement are as follows:

Address:	[insert]

Contact:	[insert]

Facsimile No:	[insert]

Telephone:	[insert]

SIGNED at                                  on this the      day              20    .

[Name of prospective Paying Agent]

Name of signatory:

Capacity:

Who warrants his authority hereto